UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

    PRIMERICA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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March 30, 2012

To our fellow stockholders:

It is our pleasure to invite you to attend the 2012 Annual Meeting of Stockholders of Primerica, Inc. to be held on Wednesday, May 16, 2012 at 10:00 a.m., local time, at the Primerica TV Studio located on the campus of Primerica’s home office, 3100 Breckinridge Boulevard, Suite 300 in Duluth, Georgia. The Annual Meeting will begin with a discussion of, and voting on, the matters described in the attached Proxy Statement and Notice of Annual Meeting of Stockholders, and will be followed by our report on Primerica’s financial performance and operations.

The Proxy Statement is critical to our corporate governance process. We use this document to discuss the proposals being submitted to a vote of stockholders at the Annual Meeting, solicit your vote on such proposals, provide you with information about our Board of Directors and certain executive officers, and inform you of the steps we are taking to fulfill our responsibilities to you as stockholders.

Your vote is important to us. Your broker cannot vote on certain of the proposals without your instruction. Please inform us, or your broker, as to how you would like us to vote your shares on the proposals set forth in the Proxy Statement if you do not plan to attend the Annual Meeting in person.

We look forward to seeing you at the Annual Meeting. For your convenience, directions to the Annual Meeting are provided on the back of this document.

If you cannot attend in person, you may listen to a live webcast of the Annual Meeting at our investor relations website, www.investors.primerica.com. On behalf of our management and directors, we want to thank you for your continued support of, and confidence in, our company.

Sincerely,

D. RICHARD WILLIAMS	JOHN A. ADDISON, JR.
Chairman of the Board and	Chairman of Primerica Distribution and
Co-Chief Executive Officer	Co-Chief Executive Officer

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

Date and Time	May 16, 2012 at 10:00 am local time

Place	The Primerica TV Studio on the campus of Primerica’s home office, 3100 Breckinridge Boulevard, Suite 300, Duluth, Georgia 30099

Items of Business	•	To elect, as members of the Board of Directors to serve for the ensuing three years, the three director nominees named in the accompanying Proxy Statement (Proposal 1);

•	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2012 (Proposal 2); and

•	To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

Record Date	March 19, 2012. Only stockholders of record at the close of business on the record date are entitled to receive notice of, and to vote at, the Annual Meeting.

Proxy Voting	Please vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares will save the expense and extra work of additional solicitation.

E-Proxy Process	The Company is taking advantage of the Securities and Exchange Commission rules allowing companies to furnish proxy materials to stockholders over the Internet. The Company believes that this “e-proxy” process expedites your receipt of proxy materials, while also lowering the costs and reducing the environmental impact of the Annual Meeting. We anticipate that a Notice of Internet Availability of Proxy Materials containing instructions on how to access the Proxy Statement and the annual report and how to vote over the Internet, or how to request and return a proxy card by mail, will first be mailed to our stockholders on or before March 30, 2012. Please refer to the Notice of Internet Availability of Proxy Materials, proxy materials e-mail or proxy card you received for information on how to vote your shares and to ensure that your shares will be represented and voted at the Annual Meeting even if you cannot attend.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 16, 2012. Our Proxy Statement and the 2011 Annual Report to Stockholders are available free of charge at www.proxyvote.com.

By Order of the Board of Directors,

PETER W. SCHNEIDER

Corporate Secretary

Duluth, Georgia

March 30, 2012

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting of Stockholders

•	Date and Time	May 16, 2012 at 10:00 am local time

•	Place	The Primerica TV Studio on the campus of Primerica’s home office, 3100 Breckinridge Boulevard, Suite 300, Duluth, Georgia 30099

•	Record Date	March 19, 2012

•	Voting	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

•	Admission	Attendance at the Annual Meeting will be limited to stockholders of Primerica or their authorized representatives as of the record date.

Voting Matters and Voting Recommendations

See “Matters To Be Voted On” on page 6 for more information.

Matter	Board Vote Recommendation
Election of Directors	“FOR” each director nominee
Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2012	“FOR”

Election of Directors (Proposal 1)

See “Board of Directors” beginning on page 16 for more information.

The following table provides summary information about each director nominee. Each director is elected by a plurality of votes cast.

Name	Age	Occupation	Independent	Committees
D. Richard Williams	55	Co-Chief Executive Officer, Primerica	No	None
Barbara A. Yastine	52	Chief Administrative Officer, Ally Financial, Inc.	Yes	Audit, Compensation
Daniel A. Zilberman	38	Partner, Warburg Pincus & Co.; Managing Director, Warburg Pincus LLC	Yes	Nominating and Corporate Governance

Primerica 2012 Proxy Statement	i

Each director nominee is a current director and attended at least 75% of the aggregate of all meetings of the Board of Directors and each committee on which he or she was a member during fiscal 2011.

Ratification of KPMG (Proposal 2)

See “Audit Committee Matters” beginning on page 53 for more information.

We ask that our stockholders ratify the selection of KPMG LLP as our independent auditor for fiscal 2012. KPMG’s aggregate fees were $3.6 million for services provided in fiscal 2011 and $2.7 million for services provided in fiscal 2010. The increase in aggregate fees was primarily due to Primerica’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002 regarding internal control over financial reporting, additional statutory audit requirements, fees associated with Primerica’s secondary offerings, as well as the timing of actual billings.

Executive Compensation Matters

See “Executive Compensation” beginning on page 24 for more information.

The Compensation Committee of the Board of Directors structured our executive compensation program to pay for performance and, over the long term, to provide compensation to our executive officers that is market competitive. Executive compensation for fiscal 2011 followed the arrangements established by the Compensation Committee during the year ended December 31, 2010.

The Compensation Committee structured our 2011 executive compensation program so that a meaningful percentage of compensation is tied to the achievement of challenging levels of Company performance and individual objectives. In addition to cash incentives being determined based on Company and individual performance objectives, the size of annual equity grants is also determined based on these performance results. Accordingly, we view both cash and equity awards as performance-based elements of our compensation program, even though the equity awards that are granted have time-based vesting. Each named executive officer has a maximum permissible payout that is equal to a designated percentage of operating income before income taxes. The Compensation Committee then exercises negative discretion to determine the actual award based on certain performance objectives established at the beginning of the year.

Incentive compensation for fiscal 2011 performance reflects Primerica’s financial and distribution results. Fiscal 2011 was Primerica’s first complete year as an independent public company following our April 2010 initial public offering. Operating results were strong. Sales force numbers were mixed, with licensing down but recruiting up compared to fiscal 2010. Our fiscal 2011 performance was highlighted by the following achievements:

•

Operating revenues were $1,087.9 million in fiscal 2011, up 12.9% compared with $963.5 million in fiscal 2010. Net operating income was $177.1 million in fiscal 2011, up 9.7% compared with $161.5 million in fiscal 2010.

•	The size of our life-licensed sales force decreased 3.9% to 91,176 at December 31, 2011 compared with 94,850 at December 31, 2010. Recruiting was up 5.8% in fiscal 2011 compared with fiscal 2010.

ii	Freedom Lives HereTM

•	Approximately 40,000 people joined us in June 2011 at the Georgia Dome for our first convention since 2007, where we introduced new products as well as technological advances to our sales tools.

Based on the Company’s fiscal 2011 results described above, the Compensation Committee approved a corporate performance payout equal to 99.5% of the target bonus amount. The Compensation Committee balanced strong performance against individual objectives with weaker performance against the corporate sales force growth objective and determined to pay each named executive officer 100% of the individual portion of his or her target bonus amount.

2013 Annual Meeting

See “Stockholder Information” beginning on page 69 for more information.

•	Stockholder proposals submitted for inclusion in our 2013 proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be received by us by November 30, 2012.

•

Notice of stockholder proposals that are not intended to be included in our 2013 proxy statement under Rule 14a-8 must be delivered to us no earlier than November 30, 2012 and no later than December 30, 2012.

Primerica 2012 Proxy Statement	iii

iv	Freedom Lives Here™

INFORMATION ABOUT THE ANNUAL MEETING

Primerica, Inc. (“Primerica” or the “Company”) is furnishing this Proxy Statement in connection with the solicitation by its Board of Directors (the “Board” or the “Board of Directors”) of proxies for the Company’s 2012 Annual Meeting of Stockholders and any adjournments or postponements of the meeting (the “Annual Meeting”) for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held on Wednesday, May 16, 2012 at 10:00 a.m., local time, at the Primerica TV Studio on the campus of Primerica’s home office, 3100 Breckinridge Boulevard, Suite 300, Duluth, Georgia 30099.

We anticipate that a Notice of Internet Availability of Proxy Materials containing instructions on how to access the Proxy Statement and the annual report and how to vote over the Internet or how to request and return a proxy card by mail will first be mailed to our stockholders on or before March 30, 2012.

What is the purpose of this Proxy Statement?

This Proxy Statement provides information regarding matters to be voted on at the Annual Meeting. Additionally, it contains certain information that the Securities and Exchange Commission (the “SEC”) requires the Company to provide annually to its stockholders. The Proxy Statement is also used by the Board of Directors to solicit proxies to be used at the Annual Meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on the matters to be presented at the Annual Meeting, even if they cannot attend the meeting in person. The Board has designated a Proxy Committee, which will vote the shares represented by proxies at the Annual Meeting in the manner indicated by the proxies. The members of the Proxy Committee are John A. Addison, Jr. and D. Richard Williams, our Co-Chief Executive Officers, and Peter W. Schneider, our Executive Vice President and General Counsel.

Why will I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

We are permitted by SEC rules to furnish our proxy materials over the Internet to our stockholders by delivering a Notice of Internet Availability of Proxy Materials in the mail. We believe that this “e-proxy” process expedites your receipt of proxy materials, while also lowering the costs and reducing the environmental impact of the Annual Meeting. Unless requested, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice of Internet Availability of Proxy Materials instructs you on how to access and review the Proxy Statement and the annual report over the Internet at www.proxyvote.com. The Notice of Internet Availability of Proxy Materials also instructs you how you may submit your proxy over the Internet, or how you can request a full set of proxy materials. If you receive a Notice of Internet Availability of Proxy Materials in the mail and would like to receive a printed copy of the proxy materials, you should follow the instructions for requesting these materials provided in the Notice of Internet Availability of Proxy Materials.

Who is entitled to vote on the matters discussed in the Proxy Statement?

You are entitled to vote if you were a stockholder of record of the Company’s common stock as of the close of business on March 19, 2012 (the “record date”). Your shares can be voted at the Annual Meeting only if you are present in person or represented by a valid proxy.

What constitutes a quorum for the Annual Meeting?

The holders of a majority of the outstanding shares of the Company’s common stock as of

Primerica 2012 Proxy Statement	1

the close of business on the record date must be present, either in person or represented by valid proxy, to constitute a quorum necessary to conduct the Annual Meeting. On the record date, 65,302,416 shares of the Company’s common stock were issued and outstanding. Shares represented by valid proxies received but marked as abstentions or as withholding voting authority for any or all director nominees, and shares represented by valid proxies received but reflecting broker non-votes, will be counted as present at the Annual Meeting for purposes of establishing a quorum.

How many votes am I entitled to for each share of the Company’s common stock I hold?

Each share of the Company’s common stock represented at the Annual Meeting is entitled to one vote.

What proposals will require my vote?

You are being asked to vote on the following proposals:

•	the election of the three director nominees named in this Proxy Statement (Proposal 1); and

•	the ratification of the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the year ending December 31, 2012 (“fiscal 2012”) (Proposal 2).

What vote is required to approve each proposal, and how will my vote be counted?

Proposal 1: Election of Directors

The three director nominees who receive the highest number of properly executed votes will be elected as directors for the ensuing three years.

Proposal 2: Ratification of the Appointment of KPMG

This proposal requires approval by the holders of a majority of the shares present in person or represented by valid proxy and entitled to vote at the Annual Meeting. Any shares that are not voted (whether by abstention or otherwise) will have no impact on the vote.

How does the Board of Directors recommend that I vote?

The Board recommends that you vote:

•	“FOR” election of the three director nominees named in this Proxy Statement (Proposal 1); and

•	“FOR” ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for fiscal 2012 (Proposal 2).

How do I vote?

If you are a registered stockholder, meaning that your shares are registered in your name and are not held through a broker, then you have four voting options. You may vote:

•	over the Internet at the web address noted in the Notice of Internet Availability of Proxy Materials, proxy materials e-mail or proxy card that you received (we encourage you to vote in this manner);

•	by telephone through the number noted on the proxy card that you received (if you received a proxy card);

•	by signing and dating your proxy card (if you received a proxy card) and mailing it in the prepaid and addressed envelope enclosed therewith; or

•	by attending the Annual Meeting and voting in person.

We encourage you to vote your shares as soon as possible by proxy even if you plan to attend the Annual Meeting.

If you are a beneficial holder (meaning that your shares are held through a broker), then please refer to the instructions provided by your broker, bank or other nominee regarding how to vote.

2	Freedom Lives Here™

What is the difference between a registered stockholder and a beneficial holder of shares?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered a “registered stockholder” with respect to those shares. Registered stockholders and holders of shares of stock held in the Primerica, Inc. Stock Purchase Plan (the “Stock Purchase Plan”) will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and the annual report and how to vote over the Internet, how to request and return a proxy card by mail and how to vote by telephone.

If your shares are held in “street name” through a broker, bank or other nominee, then you are considered the “beneficial holder” of the shares held for you. Beneficial holders of shares should refer to the instructions provided by their broker, bank or other nominee regarding how to vote or to revoke voting instructions. The availability of Internet and telephone voting depends on the voting processes of the broker, bank or other nominee. As the beneficial holder, you have the right to direct your broker, bank or other nominee how to vote your shares. Beneficial holders may vote in person only if they have a legal proxy to vote their shares as described below.

I am a beneficial holder. How are my shares voted if I do not return voting instructions?

Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Under the rules of the New York Stock Exchange (the “NYSE”), brokerage firms have the authority to vote shares on certain routine matters for which their customers do not provide voting instructions by the tenth day before the Annual Meeting. The ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for fiscal 2012 is considered a routine matter.

The election of directors is not considered a routine matter. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial holder of the shares with respect to that proposal, the brokerage firm CANNOT vote the shares on that proposal. This is called a “broker non-vote.” In tabulating the voting result for any particular proposal, shares that are subject to broker non-votes with respect to that proposal will not be considered votes either for or against the proposal. It is very important that you provide voting instructions to your brokerage firm if you want your shares to be voted at the Annual Meeting on a non-routine matter.

Can I change my mind after I vote?

If you vote by proxy, you can revoke that proxy at any time before it is voted at the Annual Meeting. You can do this in one of the following three ways:

•	vote again using the Internet or by telephone prior to the Annual Meeting; or

•	sign another proxy card with a later date and return it to us prior to the Annual Meeting; or

•	attend the Annual Meeting in person and vote in person.

How will a proposal or other matter that was not included in the Proxy Statement be handled for voting purposes if it is raised at the Annual Meeting?

If any matter that is not described in this Proxy Statement should properly come before the Annual Meeting, then the Proxy Committee will vote the shares represented by valid proxy cards in accordance with its best judgment. Notwithstanding the foregoing, shares represented by valid proxy cards that are marked to deny discretionary authority to the Proxy Committee on other matters considered at the Annual Meeting will not be voted on those other matters and will not be counted in determining the number of votes cast with

Primerica 2012 Proxy Statement	3

respect to those other matters. At the time this Proxy Statement was printed, management was unaware of any other matters that might be presented for stockholder action at the Annual Meeting.

Who will tabulate and certify the vote?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the vote, and Ms. Deborah Baker, a representative of Carl T. Hagberg and Associates, will act as the independent inspector of elections for the Annual Meeting and will certify the final vote.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials, proxy materials e-mail or proxy card?

This means that you have multiple accounts holding shares of the Company’s common stock with brokers and/or our transfer agent. You will need to vote separately with respect to each Notice of Internet Availability of Proxy Materials, proxy materials e-mail or proxy card that you receive. Please vote all of the shares you are entitled to vote.

Does the Company participate in householding?

A single set of proxy materials, along with individual proxy cards, or individual Notices of Internet Availability of Proxy Materials will be delivered in one envelope to multiple stockholders of record having the same last name and address, unless contrary instructions have been received from an affected stockholder. This is referred to as “householding.” We believe this procedure provides greater convenience to our stockholders and saves money by reducing our printing and mailing costs and fees. If you would like to enroll in this service or receive individual copies of all documents, please contact Broadridge by calling toll-free at 1-800-542-1061, or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Alternatively, if you participate in householding and would like to revoke your consent and receive separate copies of our proxy materials, please contact Broadridge as described above.

A number of brokerage firms have instituted householding. If you hold your shares in street name, please contact your bank, broker or other holder of record to request information about householding.

How do I vote the shares that I purchased through the Stock Purchase Plan?

If you are a registered stockholder and you own shares of the Company’s common stock through the Stock Purchase Plan, and the accounts are registered in the same name, then you will receive one Notice of Internet Availability of Proxy Materials representing your combined shares. If your accounts are registered in different names, then you will receive separate Notices of Internet Availability of Proxy Materials. If you own shares only through the Stock Purchase Plan, then you will receive a Notice of Internet Availability of Proxy Materials representing those shares. If you hold shares through the Stock Purchase Plan, then your vote must be received by 11:59 p.m. Eastern daylight time on May 15, 2012, unless you vote in person at the Annual Meeting.

What happens if I abstain from voting?

Abstentions with respect to a proposal are counted for purposes of establishing a quorum. If a quorum is present, then abstentions will have no impact on the outcome of the vote.

What do I need to do if I want to attend the Annual Meeting?

You do not need to make a reservation to attend the Annual Meeting. However, attendance at the Annual Meeting is limited to Primerica stockholders, members of their immediate families or their named

4	Freedom Lives Here™

representatives. The Company reserves the right to limit the number of named representatives who may attend the Annual Meeting.

How can I listen to the live webcast of the Annual Meeting?

You may listen to a live webcast of the Annual Meeting at www.investors.primerica.com. The webcast will allow you to listen to the Annual Meeting, but stockholders accessing the Annual Meeting through the webcast will not be considered present at the Annual Meeting and will not be able to vote their shares through the webcast or ask questions. If you plan to listen to the live webcast, then please submit your vote prior to the Annual Meeting using one of the methods described under “How do I vote?” above. An archived copy of the webcast will be available at www.investors.primerica.com until at least June 15, 2012. Registration to listen to the webcast will be required. We have included our website address for reference only. The information contained on our website is not incorporated by reference into this Proxy Statement.

Who is soliciting proxies?

The Board is soliciting your proxy. The expense of preparing and, when required, printing and mailing this Proxy Statement and the proxies solicited hereby will be paid by the Company. Solicitation will be made primarily by distribution via the Internet pursuant to SEC rules, but will also be sent via mail when requested by a stockholder. In addition to soliciting stockholders via the Internet and mail, the Company will request banks, brokers, and other custodians, nominees, and fiduciaries to forward solicitation materials or send a Notice of Internet Availability of Proxy Materials to the beneficial owners of the Company’s common stock held of record by such persons, and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in doing so. The Company may use the services of its officers and other Company employees, who will receive no compensation for their services, other than their regular compensation, to solicit proxies personally, by telephone, by e-mail or by facsimile transmission.

IN ORDER THAT YOUR SHARES OF THE COMPANY’S COMMON STOCK MAY BE REPRESENTED AT THE ANNUAL MEETING IN CASE YOU ARE NOT PERSONALLY PRESENT, YOU ARE REQUESTED TO FOLLOW THE INSTRUCTIONS PROVIDED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 16, 2012.

Our Proxy Statement and the 2011 Annual Report to Stockholders are available free of charge at www.proxyvote.com and at www.investors.primerica.com

Primerica 2012 Proxy Statement	5

MATTERS TO BE VOTED ON

Proposal 1:

ELECTION OF DIRECTORS

Our Board of Directors has nine members. We divide our Board of Directors into three classes, with each class currently consisting of three members. We elect one class of directors to serve a three-year term at each Annual Meeting of Stockholders. At this year’s Annual Meeting, we will elect three directors to hold office until the 2015 Annual Meeting of Stockholders. For additional information about the director nominees and their qualifications, see “Board of Directors – Members of Our Board – Nominees for Director.” Each director will be elected by a plurality of the votes cast.

The Board recommends a vote “FOR” the election to the Board of each of the following director nominees:

Name	Age	Occupation
D. Richard Williams	55	Co-Chief Executive Officer, Primerica
Barbara A. Yastine	52	Chief Administrative Officer, Ally Financial, Inc.
Daniel A. Zilberman	38	Partner, Warburg Pincus & Co.; Managing Director, Warburg Pincus LLC

Proposal 2:

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board (the “Audit Committee”) has authority to retain and terminate the Company’s independent registered public accounting firm. The Audit Committee has appointed KPMG as the independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for fiscal 2012. Although stockholder ratification of the appointment of KPMG is not required, the Board of Directors believes that submitting the appointment to the stockholders for ratification is a matter of good corporate governance. For a description of the fees paid to KPMG, see “Audit Committee Matters – Fees and Services of the Independent Registered Public Accounting Firm – Fees Paid to the Independent Registered Public Accounting Firm.”

One or more representatives of KPMG are expected to be present at the Annual Meeting. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

To ratify the appointment of KPMG as the Company’s independent registered public accounting firm for fiscal 2012, the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting must vote in favor of ratification. Any shares that are not voted (whether by abstention or otherwise) will have no impact on the outcome of the vote. Unless otherwise instructed, the Proxy Committee will vote proxies held by them FOR the ratification of the appointment of KPMG.

The Board recommends a vote “FOR” the ratification of the appointment of KPMG.

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CORPORATE GOVERNANCE

The Board has adopted Corporate Governance Guidelines that are posted on the corporate governance page of the Company’s investor relations website at www.investors.primerica.com and are available in print to stockholders who request a copy. The Corporate Governance Guidelines set forth the practices that the Board follows with respect to matters such as director responsibilities, compensation, and access to management. In addition, the Corporate Governance Guidelines address the use of outside advisors, management succession and the annual self-assessment of the Board.

Board Structure

The Board currently consists of nine directors. The Company’s Certificate of Incorporation gives the Board the right to set the number of directors at no less than three members and no more than 15 members.

The Company’s governance documents provide the Board with flexibility to select the appropriate leadership structure for the Company. The Board does not have a policy as to whether the roles of Chairman of the Board and Co-Chief Executive Officer should be separate or whether the Chairman of the Board should be a management or a non-management director. The Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) may, from time to time, make recommendations to the Board regarding the leadership structure of the Board, including the position of Chairman of the Board.

The Company’s leadership structure has a combined Chairman of the Board and Co-Chief Executive Officer. Under the Company’s Bylaws, the Chairman of the Board presides over meetings of the Board and meetings of the stockholders, while the Co-Chief Executive Officers have general and active management of the business affairs and property of the Company, subject to the supervision and oversight of the Board. Mr. Williams has served as Chairman of the Board and Co-Chief Executive Officer since October 2009.

In March 2011, the Nominating Committee recommended, and the Board appointed, Mr. Martin to serve as the Lead Director of the Board (the “Lead Director”). As the primary interface between management and the Board, the Lead Director provides a valuable counterweight to the combined Chairman and Co-Chief Executive Officer role and serves as a key contact for the independent directors, thereby enhancing the Board’s independence from management. The Lead Director’s responsibilities include:

•	consulting with the Chairman of the Board regarding the agenda for meetings of the Board;

•	scheduling and preparing agendas for meetings of independent directors;

•	presiding over meetings of independent directors and executive sessions of meetings of the Board from which employee directors are excluded;

•	acting as principal liaison between independent directors and the Chairman of the Board on sensitive issues; and

•	raising issues with management on behalf of the independent directors when appropriate.

The Board has adopted a number of corporate governance-related measures to provide what it views as an appropriate balance between the respective needs for dependable strategic leadership by Mr. Williams as the Chairman of the Board and Co-Chief Executive Officer and the oversight and objectivity of independent directors. For example, only two of our directors are members of management and all of the Board’s committees – the Audit Committee, the Compensation Committee (the “Compensation Committee”), and the Nominating Committee – consist entirely of independent directors. All directors play an active role in overseeing the Company’s business both at the Board and the committee levels. In addition, directors have full and free access to members of management and the authority to retain independent financial, legal

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or other advisors as they deem necessary without consulting, or obtaining the approval of, any member of management. Also, the Board holds separate executive sessions of its non-management directors and its independent directors at least annually. In 2011, the Lead Director presided over these sessions. Only one director (Mr. Mason) other than our Co-Chief Executive Officers is classified as non-independent by the rules of the NYSE.

The Board believes that having a single leader serving as Chairman of the Board and Co-Chief Executive Officer, together with an experienced and engaged Lead Director, is the most appropriate leadership strategy for the Company at this time and is in the best interests of our stockholders because it provides decisive and effective leadership. Further, the Company’s independent directors were all elected to the Board in connection with or following completion of the Company’s initial public offering in April 2010 (the “IPO”) and, therefore, have a much more limited history with the Company than our Co-Chief Executive Officers. The Board also believes that this leadership structure, when combined with the Company’s other governance policies and procedures, provides appropriate opportunities for oversight, discussion and evaluation of decisions and direction of the Board.

Independence of Directors

Mr. Addison, Chairman of Primerica Distribution and Co-Chief Executive Officer, and Mr. Williams, Chairman of the Board and Co-Chief Executive Officer, are not independent because they are members of management and employees of the Company.

Until April 7, 2010, the Company was a wholly owned subsidiary of Citigroup Inc. (“Citi”). Because of his affiliation as an officer of Citi, Mr. Mason will not be considered independent under the rules applicable to companies listed on the NYSE until April 2013.

The Board annually assesses the outside affiliations of each director to determine if any of these affiliations could cause a potential conflict of interest or could interfere with the independence of the director. Based on information furnished by all directors regarding their relationships with Primerica and its subsidiaries and research conducted by management and discussed with the Board with respect to outside affiliations, the Board has determined that none of the directors that served on the Board during fiscal 2011 has or had a material relationship with Primerica other than through his or her role as director, and, except as set forth above, each is independent because he or she satisfies:

•	the categorical standards set forth below;

•	the independence standards set forth in Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

•	the criteria for independence set forth in Section 303A.02(b) of the NYSE Listed Company Manual.

A determination of independence under these standards does not mean that a director is disinterested under Section 144 of the Delaware General Corporation Law. Each director, relevant committee and the full Board may also consider whether any director is disinterested in any transaction brought before the Board or any of its committees for consideration.

Categorical Standards of Independence

The Company has established categorical standards of independence for the Board, which are outlined in the Corporate Governance Guidelines that are posted on the corporate governance page of the Company’s investor relations website at www.investors.primerica.com. To be considered independent for purposes of the director qualification standards, (A) the director must meet bright-line independence standards under the NYSE Listed Company Manual and (B) the Board must affirmatively determine that the director otherwise has no material relationship with the Company, directly or as an officer, shareowner or partner of an organization that has a relationship with the Company.

To assist it in determining each director’s independence in accordance with the NYSE’s

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rules, the Board has established guidelines, which provide that a director will be deemed independent unless:

(i)	(A) the director is an employee, or an immediate family member of the director is an executive officer, of the Company or any of its affiliates, or (B) the director was an employee, or the director’s immediate family member was an executive officer, of the Company or any of its affiliates during the immediately preceding three years;

(ii)	(A) the director presently receives during any consecutive 12-month period more than $120,000 in direct compensation from the Company or any of its affiliates, or an immediate family member of the director presently receives during any consecutive 12-month period more than $120,000 in direct compensation for services as an executive officer of the Company or any of its affiliates, excluding director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), or (B) the director or the director’s immediate family member had received such compensation during any consecutive 12-month period within the immediately preceding three years;

(iii)	(A) the director is a current partner or employee of a firm that is the Company’s internal or independent auditor, (B) an immediate family member of the director is a current partner of such a firm, (C) an immediate family member of the director is a current employee of such a firm and personally works on the Company’s audit, or (D) the director or an immediate family member of the director was, within the last three years, a partner or employee of such a firm and personally worked on the Company’s audit within that time period;

(iv)	(A) an executive officer of the Company serves on the board of directors of a company that, at the same time, employs the director, or an immediate family member of the director, as an executive officer, or (B) Primerica and the company of which the director or his or her immediate family member is an executive officer had such relationship within the immediately preceding three years;

(v)	(A) the director is a current executive officer or employee, or an immediate family member of the director is a current executive officer, of another company that makes payments to or receives payments from the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or two percent (2%) of such other company’s consolidated gross revenues, or (B) Primerica and the company of which the director is an executive officer or employee or his or her immediate family member is an executive officer had such relationship within the immediately preceding three years;

(vi)	the director serves as an executive officer, director or trustee, or his or her immediate family member who shares the director’s household serves as an executive officer, director or trustee, of a charitable organization, and within the last three years, discretionary charitable contributions by the Company to such organization, in the aggregate in any one year, exceed the greater of $1 million or two percent (2%) of that organization’s total annual charitable receipts;

(vii)	the director has any interest in an investment that the director jointly acquired in conjunction with the Company;

(viii)	the director has, or his or her immediate family member has, a personal services contract with the Company; or

Primerica 2012 Proxy Statement	9

(ix)	the director is affiliated with, or his or her immediate family member is affiliated with, a paid advisor or consultant to the Company.

Independence of Committee Members

As of December 31, 2011, the Audit, Compensation and Nominating Committees were fully independent in accordance with the NYSE Listed Company Manual and the Board’s director independence standards described above. No member of the Audit Committee received any compensation from Primerica other than directors’ fees, and no member of the Audit Committee was, or is an affiliated person of, Primerica (other than by virtue of his or her directorship). Members of the Audit Committee meet the additional standards of audit committee members of publicly traded companies required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). Members of the Compensation Committee meet the additional standards applicable to outside directors under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and qualify as non-employee directors as defined in Rule 16b-3 under the Exchange Act.

Role of Compensation Consultant

The Compensation Committee retained Pearl Meyer & Partners (“Pearl Meyer”) as its independent consultant for the year ended December 31, 2011 (“fiscal 2011”) and determined that the Company would not retain Pearl Meyer for any projects in fiscal 2011 without the prior consideration and consent of the Compensation Committee. Pearl Meyer’s responsibilities include:

•	reviewing drafts of meeting agendas, materials, and minutes, as requested;

•	reviewing the work of any other consultants;

•	reviewing drafts of major management proposals;

•	bringing any concerns or issues to the attention of the Compensation Committee Chair;

•	annually evaluating the competitiveness of executive pay;

•	annually evaluating the competitiveness of independent director pay;

•	preparing materials for the Compensation Committee in advance of meetings;

•	attending at least one Compensation Committee meeting each year;

•	annually reviewing and commenting on compensation-related proxy disclosures;

•	periodically reviewing the Compensation Committee Charter;

•	periodically reviewing executive compensation tally sheets;

•	teleconferences with the Compensation Committee Chair and management;

•	being available for additional consultation to the Compensation Committee Chair; and

•	undertaking special projects at the request of the Compensation Committee Chair.

See “Executive Compensation — Compensation Discussion and Analysis (CD&A) — Questions and Answers Related to Our 2011 Executive Compensation — Compensation Consultant Role.”

Communicating with Our Board of Directors

Stockholders and other interested persons may communicate with the Chair of the Audit Committee or the Lead Director by addressing such communications to them in care of the Company’s Corporate Secretary, at the Company’s principal executive office address at 3120 Breckinridge Boulevard, Duluth, Georgia 30099. Further, stockholders and other interested persons may communicate with the Company’s non-management directors or independent directors, each as a group, by addressing such communications to them in care of the Company’s Corporate Secretary at the Company’s principal executive office address. Stockholders and other interested persons may also communicate with the Board, the Audit Committee, the non-management

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directors and the Chairman of the Board by sending an e-mail message as follows:

•	with the Board, to boardofdirectors@primerica.com;

•	with the Audit Committee, to auditcommittee@primerica.com;

•	with the non-management directors. to nonemployeedirectors@primerica.com; or

•	with the Chairman of the Board, to chairman@primerica.com.

In accordance with a policy approved by the Audit Committee, the Company’s General Counsel or, solely with respect to matters that are not reasonably likely to have legal implications for the Company, the Compliance and Ethics Officer is required to:

•	report communications of concerns relating to accounting, finance, internal controls, or auditing matters to the Audit Committee;

•	investigate communications of concerns relating to conduct of employees, including concerns related to internal policies;

•	report communications of concerns relating to non-compliant behavior, such as allegations of violations of the Company’s Code of Conduct or antitrust violations, to the Audit Committee; and

•	determine whether to maintain or discard the following communications received:

–	bulk mail,

–	solicitations to purchase products or services, and

–	all other communications that do not fall into the specific categories noted above.

If the correspondence is specifically marked as a private communication to the Board (or a specific member or members of the Board), the Corporate Secretary will not open or read the correspondence, and will forward it to the addressee. These procedures may change from time to time, and you are encouraged to visit our investor relations website for the most current means of communicating with our directors.

Director Nomination Process

In discharging its responsibility, the Nominating Committee receives input from the Chairman of the Board, other directors and, if applicable, the Nominating Committee’s independent professional search firm. It also considers and evaluates any candidates recommended by stockholders, as described below.

The Board has determined that its members should bring to the Company a broad range of experience, knowledge and judgment. A successful board candidate must be prepared to represent the interests of the Company and all its stockholders, not the interests of particular constituencies. The Nominating Committee and the Board have not established specific minimum age, education, years of business experience or specific types of skills for potential candidates. The factors considered by the Nominating Committee and the Board in their review of potential candidates include whether:

•	the candidate has exhibited behavior that indicates he or she is committed to the highest ethical standards;

•

the candidate has had business, governmental, non-profit or professional experience at the Chairman, Chief Executive Officer, Chief Operating Officer or equivalent policy-making and operational level of a large organization that indicates that the candidate will be able to make a meaningful and immediate contribution to the Board;

•

the candidate has special skills, expertise and background that would complement the attributes of the existing directors, taking into consideration the diverse communities and geographies in which the Company operates;

•	the candidate has financial expertise;

•

the candidate will effectively, consistently and appropriately take into account and balance the legitimate interests and concerns of all of the Company’s stockholders and our other stakeholders in reaching decisions, rather than advancing the interests of a particular constituency;

Primerica 2012 Proxy Statement	11

•	the candidate possesses a willingness to challenge management while working constructively as part of a team in an environment of collegiality and trust; and

•	the candidate will be able to devote sufficient time and energy to the performance of his or her duties as a director.

The Nominating Committee carefully reviews all current directors and director candidates in light of these factors based on the context of the current and anticipated composition of the Board, the current and anticipated operating requirements of the Company and the long-term interests of our stockholders. In reviewing a candidate, the Nominating Committee considers the integrity of the candidate and whether the candidate would be independent as defined in the Corporate Governance Guidelines and the NYSE Listed Company Manual. The Nominating Committee expects a high level of involvement from the directors and reviews, if applicable, a candidate’s service on other boards to assess whether the candidate has sufficient time to devote to Board duties.

The Nominating Committee decides whether to further evaluate each candidate and may select an independent professional search firm to assist in the discharge of its duties. The evaluation includes a thorough reference check, interaction and interviews, and discussions about the candidate’s qualifications, availability and commitment. After discussion of each candidate’s qualifications, the Chair of the Nominating Committee interviews each candidate. The Nominating Committee Chair then selects certain candidates to be interviewed by the Chairman of the Board and other members of the Nominating Committee. The Nominating Committee reviews the results of all interviews and makes a recommendation to the full Board with respect to the election of a potential candidate to the Board. The Board expects that all candidates recommended to the Board will have received the approval of all members of the Nominating Committee.

Any stockholder who wishes to have the Nominating Committee consider a candidate for election to the Board is required to give written notice of his or her intention to make such a nomination. For a description of the procedures required to be followed for a stockholder to nominate a director, see “Stockholder Information — Procedures for Business Matters and Director Nominations for Consideration at the 2013 Annual Meeting of Stockholders — Notice Requirements for Nomination of Directors.” A proposed nomination that does not comply with these requirements will not be considered by the Nominating Committee. There are no differences in the manner in which the Nominating Committee considers or evaluates director candidates it identifies and director candidates who are recommended by stockholders.

Board’s Role in Risk Oversight

The Board is ultimately responsible for establishment of our risk management framework, and responsibility for significant risk management policies resides with the Audit Committee under powers delegated by the Board. The Board believes that having a combined Chairman of the Board and Co-Chief Executive Officer provides a unique perspective on risk oversight. Our most senior executive officers are responsible for collaborating with the Audit Committee to provide oversight with respect to the risk management process, as well as prioritize and validate key risks. Management is then responsible for implementing the Board-approved risk management strategy and developing policies, controls, processes and procedures to identify and manage risks. Management periodically reports to the Audit Committee on the effectiveness of its management of key business risks.

Each Board committee is responsible for monitoring and reporting on the material risks associated with its respective subject matter areas. The Audit Committee is responsible for oversight of our accounting and financial reporting processes, the integrity of our financial statements, and the review, and approval or ratification of, any related party transactions; the Compensation Committee is responsible for the oversight of risks associated with our compensation practices, including

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limiting instances in which compensation could be tied to excessive risk taken by management; and the Nominating Committee is responsible for corporate governance risks, including director independence and succession planning. In terms of overseeing the broader company-wide risk management program, the Audit Committee is responsible for ensuring all risk areas are being monitored by senior management and that all risk management matters are being reported to the Board or appropriate Board committee and being addressed as needed. Additionally, the Board of Directors collectively reviews, and is responsible for, risks associated with our strategic plans. See “Executive Compensation – Compensation Discussion and Analysis (CD&A) – Risks Related to Compensation Policies and Practices.”

In fiscal 2011, management discussed the Company’s risk profile with the Board, established an internal audit program, conducted an enterprise-wide review of the major risks facing the Company and presented a status update of these actions to the Board. The enterprise-wide assessment included a comprehensive review of the business and related risks; an assessment and ranking of the identified top risks based on their likelihood and the severity of the consequences, including both financial and non-financial impacts; and evaluation of existing controls to manage and mitigate such risks. Following completion of the enterprise-wide assessment, management established a Risk Committee and determined that the Risk Committee would present to the Audit Committee quarterly and to the Board annually.

The Board and the Audit Committee are briefed regularly by our Chief Auditor and General Counsel. The Audit Committee uses the results of its discussions with our Chief Auditor to set the audit schedule for the internal audit group. Our internal audit group identifies, assesses and assists management in addressing and managing risks by using the Integrated Framework by the Committee of Sponsoring Organizations of the Treadway Commission, also known as the COSO framework.

Board Diversity

Diversity is very important to us. We strive to offer an inclusive business environment that offers and benefits from diversity of people, thought, and experience. This also holds true for the Board. Although we have no formal written policy, pursuant to our Corporate Governance Guidelines the Board annually reviews the appropriate skills and characteristics of its members in light of the current composition of the Board, and diversity is one of the factors used in this assessment. In addition, in identifying a director candidate, the Nominating Committee and the Board consider and discuss diversity, among the other factors discussed under “— Director Nomination Process,” with a view toward the role and needs of the Board as a whole. When identifying director nominees, the Nominating Committee and the Board generally view diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint and perspective, professional experience, education, skill and other qualities or attributes that together contribute to the successful functioning of the Board.

Code of Conduct

Our Code of Conduct applies to all employees, directors, and officers of the Company and its subsidiaries. The Code of Conduct is posted on the Corporate Governance page of the Company’s investor relations website at www.investors.primerica.com and is available in print free of charge to stockholders who request a copy. The Company also has made available an Ethics Hotline, which permits employees to anonymously report a violation of the Code of Conduct. Any changes to the Code of Conduct will be posted on the Company’s website.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of the Company’s common stock (the “Reporting

Primerica 2012 Proxy Statement	13

Persons”) to file initial reports of ownership and reports of changes in ownership with the SEC. Reporting Persons are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that the Reporting Persons complied with all Section 16(a) filing requirements during fiscal 2011 except that each of Messrs. Addison and Fendler and Ms. Rand filed one Form 4 late. Each such Form 4 related to a single transaction (the withholding of shares to pay taxes in connection with the vesting of a previously reported equity grant).

Beneficial Ownership of Common Stock

The following table furnishes information, as of February 29, 2012, as to shares of the Company’s common stock beneficially owned by: (A) each person or entity who owns of record or beneficially 5% or more of the Company’s common stock, (B) each of our directors (including each nominee for director) and our named executive officers identified in “Executive Compensation – Compensation Discussion and Analysis (CD&A)”; and (C) our directors and executive officers as a group.

As of February 29, 2012, there were 65,316,127 shares of the Company’s common stock outstanding.

Name of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned	Percent of Outstanding Common Stock (2)
5% Beneficial Owners:
Warburg Pincus Private Equity X, L.P. and Warburg Pincus X Partners, L.P. (3)	20,515,550	29.6%
Directors and Executive Officers:
D. Richard Williams (4)	640,623	*
John A. Addison, Jr. (4)	579,873	*
Joel M. Babbit (4)	2,775	*
P. George Benson (4)	5,314	*
Michael E. Martin (4)(5)	20,518,358	29.6%
Mark Mason (6)	0	*
Robert F. McCullough (4)	7,822	*
Barbara A. Yastine (4)	5,355	*
Daniel A. Zilberman (4)(5)	20,518,358	29.6%
Gregory C. Pitts (4)	112,867	*
Alison S. Rand (4)	100,838	*
Peter W. Schneider (4)	123,824	*
Glenn J. Williams (4)	154,287	*
All directors, director nominees and executive officers as a group (17 people) (7)	22,618,989	32.6%

*	Less than one percent.
(1)	The address for each of our directors (other than Messrs. Martin, Mason and Zilberman) and executive officers is c/o Primerica, Inc., 3120 Breckinridge Boulevard, Duluth, Georgia 30099.
(2)	Based on 65,316,127 shares of the Company’s common stock outstanding, except as otherwise noted.
(3)

Includes 4,103,110 shares issuable upon exercise of warrants held by Warburg Pincus Private Equity X, L.P. and Warburg Pincus X Partners L.P. (together, “Warburg Pincus”). The exercise price for the warrants is $18.00 per share. The percent of the Company’s common stock outstanding that is beneficially owned by Warburg Pincus is based on 69,419,237 shares of the Company’s common stock outstanding, which includes the 4,103,110 shares issuable upon exercise of the warrant. The address for each of Warburg Pincus Private Equity X, L.P. and Warburg Pincus X Partners, L.P. is c/o Warburg Pincus

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LLC, 450 Lexington Avenue, New York, New York 10017-3911. Warburg Pincus Private Equity X, L.P. and Warburg Pincus X Partners, L.P. are affiliates of Warburg Pincus & Co. and Warburg Pincus LLC. Pursuant to the Securities Purchase Agreement, by and among Citi, Primerica and Warburg Pincus, dated as of February 8, 2010 (the “Securities Purchase Agreement”), Warburg Pincus & Co. and Warburg Pincus LLC (the controlling affiliates of Warburg Pincus) have agreed that, subject to exceptions, they and their controlled affiliates will not own more than 35% of the voting power of our outstanding voting securities or more than 45% of our economic equity interests.

(4)	Includes unvested restricted shares.
(5)	Each of Messrs. Martin and Zilberman is a Partner of Warburg Pincus & Co. and a Managing Director of Warburg Pincus LLC. Other than 2,808 shares of unvested restricted stock, all shares indicated as owned by Messrs. Martin and Zilberman are included because of their affiliation with the Warburg Pincus entities. The address for Messrs. Martin and Zilberman is c/o Warburg Pincus LLC, 450 Lexington Avenue, New York, New York, 10017-3911. Each of Messrs. Martin and Zilberman disclaims beneficial ownership of any of our shares held by Warburg Pincus.
(6)	The address for Mr. Mason is c/o Citigroup Inc., 399 Park Avenue, New York, New York 10022. Because of its ownership interest in the Company, Mr. Mason did not receive cash or equity compensation for serving as a director in 2010 or 2011. Citi sold its remaining shares in the Company in December 2011, so Mr. Mason will receive an annual equity grant beginning in May 2012.
(7)	Includes all shares beneficially owned by Warburg Pincus.

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BOARD OF DIRECTORS

Members of Our Board

Nominees for Director

The three directors named below have been nominated for election at the Annual Meeting for a three-year term, ending at the 2015 Annual Meeting of Stockholders. In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board to fill the vacancy. The following is a brief description of the business experience, qualifications and skills of each of the three director nominees.

D. Richard Williams, age 55, was elected to our Board in October 2009. He is Chairman of the Board of Directors, has served as our Co-Chief Executive Officer since 1999 and has served our Company since 1989 in various capacities, including as the Chief Financial Officer and Chief Operating Officer of Primerica Financial Services, Inc. (“PFS”), a general agent and a subsidiary of Primerica. Mr. Williams serves on the board of trustees for the Woodruff Arts Center and the board of directors of the Anti-Defamation League Southeast Region. Mr. Williams earned both his B.S. degree and his M.B.A. from the Wharton School of the University of Pennsylvania.

Mr. Williams has led our company as Co-Chief Executive Officer for 11 years and brings to our Board over 20 years of knowledge of the Company’s business, finances and operations along with expertise in senior management, finance, mergers and acquisitions (“M&A”), strategic planning, and risk and asset management.

Barbara A. Yastine, age 52, was elected to our Board in December 2010. She has been the Chief Administrative Officer of Ally Financial, Inc., a bank holding company, since May 2010. In this role, she has oversight responsibility for the risk, compliance, legal and technology areas and serves as the Chair of Ally Bank, a wholly owned subsidiary of Ally Financial. Prior to joining Ally Financial, she served as a Principal of Southgate Alternative Investments, a start-up diversified alternative asset manager, beginning in June 2007. From August 2004 through June 2007, Ms. Yastine was self-employed as an independent consultant. Before that, she was Chief Financial Officer for investment bank Credit Suisse First Boston from October 2002 to August 2004. From 1987 through 2002, Ms. Yastine worked at Citi and its predecessor companies. She graduated with a B.A. in Journalism from New York University, where she also earned her M.B.A.

Ms. Yastine brings to our Board expertise in general management, risk and asset management, finance and strategic planning. In particular, the Board considered her significant current and past experience serving in senior management positions in the investment banking and capital markets industries.

Daniel A. Zilberman, age 38, was elected to our Board in April 2010. He is a Partner of Warburg Pincus & Co. and a Managing Director of the private equity firm Warburg Pincus LLC, where he focuses on investments in insurance companies, banks, asset managers and service providers to the financial services industry. Prior to joining Warburg Pincus & Co. and Warburg Pincus LLC in 2005, Mr. Zilberman worked at Evercore Capital Partners, a private equity firm, from 2003 to 2005 and Lehman Brothers from 1997 to 1999 and 2001 to 2002. Mr. Zilberman received a B.A. in International

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Relations from Tufts University and an M.B.A. in Finance from the Wharton School of the University of Pennsylvania.

Mr. Zilberman has been designated by Warburg Pincus to be one of our directors pursuant to its rights under the Securities Purchase Agreement. For a description of transactions between the Company and Warburg Pincus, see “Related Party Transactions — Transactions with Warburg Pincus.”

Mr. Zilberman brings to our Board experience in general management, finance, M&A, strategic planning, government and regulatory affairs, and investment banking and capital markets.

Election of Directors

The three director nominees who receive the highest number of properly executed votes will be elected as directors. Unless otherwise instructed, the Proxy Committee will vote proxies held by them “FOR” the election of the director nominees listed above.

Incumbent Directors — Term Expiring 2013

P. George Benson, age 65, was elected to our Board in April 2010. He has been the President of the College of Charleston in Charleston, South Carolina since February 2007. From June 1998 until January 2007, he was Dean of the Terry College of Business at the University of Georgia. From July 1993 to June 1998, Mr. Benson served as Dean of the Rutgers Business School at Rutgers University and, prior to that, Mr. Benson was on the faculty of the Carlson School of Management at the University of Minnesota. Mr. Benson currently serves as Chair-elect of the Board of Directors for the Foundation for the Malcolm Baldrige National Quality Award, was chairman of the board of overseers for the Baldrige Award Program from 2004 to 2007 and was a national judge for the Baldrige Award from 1997 to 2000. He also serves as a member of the boards of directors of AGCO Corporation and Crawford & Company. Mr. Benson was a member of the board of directors of Nutrition 21, Inc. from 1998 to 2010. Mr. Benson received a B.S. degree in Mathematics from Bucknell University, completed graduate work in operations research in the Engineering School of New York University and earned a Ph.D. in business from the University of Florida.

Mr. Benson brings to our Board significant expertise in academics, senior management, corporate governance, strategic planning, risk and asset management, and finance. In particular, the Board considered his experience managing the College of Charleston’s administrative staff of over 1,200, budget of over $200 million and endowment of over $50 million, as well as his service on the boards of directors of other public companies and as a member of their audit committees.

Michael E. Martin, age 56, was elected to our Board in April 2010. He is a Partner of Warburg Pincus & Co. and a Managing Director of the private equity firm Warburg Pincus LLC, where he is head of its financial services group and a member of its Executive Management Group. Prior to joining Warburg Pincus & Co. and Warburg Pincus LLC in 2009, Mr. Martin was President of Brooklyn NY Holdings, LLC, a private investment company, from 2006 to 2008. Mr. Martin worked at UBS Investment Bank from 2002 to 2006, where he served as a vice chairman and managing director of UBS Investment Bank and a member of its board of directors and Global Executive Committee. He has held senior positions at the investment bank Credit Suisse First Boston, and prior to that he practiced corporate law at the law firm of Wachtell, Lipton, Rosen & Katz. Mr. Martin also serves on the board of directors of SLM Corporation and National Penn Bancshares, Inc. and he was a member of the board of directors of BPW Acquisition Corp. from 2008 to 2010. Mr. Martin received a B.S. in economics from Claremont Men’s College and a J.D. from Columbia University School of Law.

Mr. Martin has been designated by Warburg Pincus to be one of our directors pursuant to its

Primerica 2012 Proxy Statement	17

rights under the Securities Purchase Agreement. For a description of transactions between the Company and Warburg Pincus, see “Related Party Transactions — Transactions with Warburg Pincus.”

Mr. Martin brings to our Board expertise in general management, legal, corporate governance, finance, executive compensation, strategic planning, risk and asset management, investment banking and capital markets, and M&A.

Mark Mason, age 42, was elected to our Board in March 2010. He has been the Chief Executive Officer of Citi Holdings, an operating segment of Citi that comprises financial services company Citi Brokerage and Asset Management, Global Consumer Finance and Special Assets Portfolios, since January 2012. He previously served as the Chief Operating Officer for Citi Holdings from January 2009 to December 2011 and the Chief Financial Officer from January 2006 to December 2008. Mr. Mason joined Citi in 2001 and has also served as the Chief Financial Officer and Head of Strategy and M&A for Citi’s Global Wealth Management Division, Chief of Staff to Citi’s Chairman and Chief Executive Officer, Chief Financial Officer and Chief Operating Officer for Citigroup Real Estate Investments and Vice President of Corporate Development at Citi. Prior to joining Citi, Mr. Mason held various positions at Lucent Technologies, Marakon Associates (a strategy consulting firm) and Goldman, Sachs & Co. He received a Bachelor of Business and Administration in finance from Howard University and an M.B.A. from Harvard Business School.

Mr. Mason has been designated by Citi to be one of our directors. For a description of transactions between the Company and Citi, see “Related Party Transactions — Transactions with Citigroup.”

Mr. Mason brings to our Board expertise in general management, finance, strategic planning, M&A, and investment banking and capital markets.

Incumbent Directors — Term Expiring 2014

John A. Addison, Jr., age 54, was elected to our Board in October 2009. He is the Chairman of Primerica Distribution, has served as our Co-Chief Executive Officer since 1999 and has served our Company in various capacities since 1982 when he joined us as a business systems analyst. Mr. Addison has served in numerous officer roles with Primerica Life Insurance Company (“Primerica Life”), a life insurance underwriter, and PFS, both of which are subsidiaries of Primerica. He served as Vice President and Senior Vice President of Primerica Life. He also served as Executive Vice President and Group Executive Vice President of Marketing. In 1995, he became President of PFS and was promoted to Co-Chief Executive Officer in 1999. Mr. Addison earned his B.A. in Economics from the University of Georgia and his M.B.A. from Georgia State University.

Mr. Addison brings to the Board his 11 years of experience as our Co-Chief Executive Officer and nearly 30 years of understanding our Company and our business, along with general management and marketing expertise.

Joel M. Babbit, age 58, was elected to our Board of Directors in August 2011. Mr. Babbit is the Co-Founder and Chief Executive Officer of Mother Nature Network, one of the leading resources for environmental news and information. Prior to launching Mother Nature Network in 2009, Mr. Babbit spent over 20 years in the advertising and public relations industry, creating two of the largest advertising agencies in the Southeastern US – Babbit and Reiman (acquired by London-based GGT) and 360 (acquired by WPP Group’s Grey Global Group). Following the acquisition of 360 by Grey Global Group in 2002, Mr. Babbit served as President and Chief Creative Officer of the resulting entity, Grey Atlanta, until 2009. He also previously served as President of WPP Group’s

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GCI, a public relations firm, and as Executive Vice President and General Manager for the New York office of advertising agency Chiat/Day Inc. Advertising. Following his hometown of Atlanta being awarded the 1996 Summer Olympics, and at the request of Mayor Maynard Jackson, Mr. Babbit took a leave of absence from the private sector to serve as Chief Marketing and Communications Officer for the City and as a member of the Mayor’s cabinet.

Mr. Babbit brings to the Board his 20 years of experience in marketing and advertising, his management experience and his expertise in social media.

Robert F. McCullough, age 69, was elected to our Board in March 2010. He has been a private investor since January 2007. He previously was Senior Partner of the investment fund manager Invesco Ltd. (formerly AMVESCAP PLC) from June 2004 to December 2006. Prior thereto, he was Chief Financial Officer of AMVESCAP PLC from April 1996 to May 2004. Mr. McCullough joined the New York audit staff of Arthur Andersen LLP in 1964, served as Partner from 1972 until 1996, and served as Managing Partner in Atlanta from 1987 until 1996. Mr. McCullough also serves on the boards of directors of Acuity Brands, Inc. and Schweitzer-Mauduit International, Inc. Mr. McCullough was a member of the board of directors of Comverge, Inc. from 2006 to 2009 and of Mirant Corporation from 2003 to 2006. He received his B.B.A. in Accounting from the University of Texas at Austin.

Mr. McCullough brings to the Board expertise in senior management, finance and accounting, corporate governance, and M&A. In particular, the Board considered his broad perspective in accounting, financial controls and financial reporting matters and his extensive audit experience based on his lengthy career in public accounting and his experience serving as the chairman of the audit committees of several public companies.

Director Attendance at Board, Committee and Annual Meetings

During fiscal 2011, the Board held ten meetings, including six telephonic meetings. Each director attended more than 75% of the meetings of the Board held during his or her term and of the committees of the Board on which he or she served during fiscal 2011. The non-management directors meet separately in regularly scheduled executive sessions, and the independent directors meet in their own executive session at least annually. During fiscal 2011, Mr. Martin, as the Lead Director, presided at the executive sessions of the non-management directors and the independent directors. Directors are expected to attend annual meetings of stockholders of the Company and each director who was on the Board as of the completion of the 2011 annual meeting of stockholders attended that meeting.

Committees of the Board

The Board has three standing committees that assist it in carrying out its duties – the Audit Committee, the Compensation Committee and the Nominating Committee. The charter of each committee is available on the Company’s investor relations website at www.investors.primerica.com and may be obtained, without charge, by contacting the Corporate Secretary, Primerica, Inc., 3120 Breckinridge Boulevard, Duluth, Georgia 30099.

Primerica 2012 Proxy Statement	19

The following chart shows information regarding the membership of each of the Board’s standing committees as of December 31, 2011.

Name	Audit		Compensation		Nominating and Corporate Governance
John A. Addison, Jr. (1)
Joel M. Babbit					✓
P. George Benson	✓					Chair
Michael E. Martin				Chair
Mark Mason (2)
Robert F. McCullough		Chair	✓
D. Richard Williams (1)
Barbara A. Yastine	✓		✓
Daniel A. Zilberman					✓
Number of fiscal 2011 meetings		23		8		12

(1)	Employee of Primerica.
(2)	Employee of Citi (the Company’s former parent).

Audit Committee

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. Its primary purpose is to assist the Board in fulfilling its responsibility to the Company’s stockholders relating to the financial reporting process and systems of internal control. The Audit Committee is also responsible for determining whether the Company’s financial systems and reporting practices were established in accordance with applicable requirements. Further, the Audit Committee retains and terminates the Company’s independent registered public accounting firm and approves its services and fees.

The Board has determined that all Audit Committee members are financially literate as required by the NYSE Listed Company Manual. The Board has further determined that the Chairman of the Audit Committee qualifies as an audit committee financial expert within the meaning of the rules and regulations of the SEC, and that all of such members are independent as required by the NYSE Listed Company Manual.

Compensation Committee

The Compensation Committee is responsible for overseeing the Company’s overall human resources compensation program, including executive compensation, incentive plans,

benefit plans and equity plans. The Compensation Committee approves and oversees the administration of the Company’s material benefit plans, policies and programs, including all of the Company’s equity plans and incentive plans. The Compensation Committee also reviews and approves principal elements of total compensation for the Company’s executive officers and employment agreements for certain of the Company’s executive officers. Further, the Compensation Committee is responsible for reviewing and recommending the compensation of non-management directors to the full Board, as well as reviewing and recommending directors’ and officers’ indemnification and insurance matters.

The Compensation Committee may delegate certain powers and functions with respect to employee benefit plans to the plan administration committee or to the respective plan administrators, or other appropriate committees or individuals, if such delegation is consistent with the Company’s overall compensation policies, provided that the Compensation Committee may not delegate the power to: (A) create, authorize, approve, amend and/or terminate any new or existing incentive compensation or equity-based plan in which members of senior management or directors participate; or (B) terminate, or substantially reduce or freeze benefits or future accruals under, any plan other than welfare benefit plans.

The Compensation Committee discusses, evaluates and reviews the Company’s policies and practices of compensating its employees, including non-executive officers, as they relate to risk management practices and risk-taking incentives and takes such action as the Compensation Committee deems necessary to limit risks relating to compensation. See “Corporate Governance — Board’s Role in Risk Oversight.”

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Nominating and Corporate Governance Committee

The Nominating Committee takes a leadership role in shaping corporate governance policies and practices, including recommending to the Board the Corporate Governance Guidelines applicable to the Company and monitoring the Company’s compliance with such policies, practices and guidelines. The Nominating Committee is also responsible for identifying individuals qualified to become Board members, recommending to the Board the director nominees to be considered for election at the next annual meeting of stockholders, and leading the Board in its annual review of the Board’s performance. The Nominating Committee’s policy with regard to director candidates submitted by stockholders is to consider such submissions in accordance with the procedures described under “Corporate Governance – Director Nomination Process.” Finally, the Nominating Committee is responsible for oversight of executive succession planning.

Director Compensation

The Compensation Committee, which consists solely of independent directors, is responsible for reviewing and considering any revisions to director compensation. The Board reviews the Compensation Committee’s recommendations and determines the amount of director compensation annually. Executive officers have no role in determining or recommending director compensation. The Board determined that compensation for independent directors should be a mix of cash and equity-based compensation. Directors who are employees of Primerica or Citi did not receive any fees or additional compensation for services as members of the Board or any committee in 2011. The interests of our independent directors are aligned with the interests of stockholders by linking a portion of their compensation to stock performance.

Annual Retainer

In fiscal 2011, independent directors received an annual retainer of $120,000, paid 50% in cash and 50% in restricted stock vesting over a three-year period. In addition, for fiscal 2011, the following cash payments were approved:

•	Lead Director — $25,000;

•	Chair of the Audit Committee — $25,000;

•	Chair of the Compensation Committee — $15,000;

•	Chair of the Nominating Committee — $10,000;

•	independent directors — an annual fee of $5,000 for service on any committee for which they do not serve as Chair; and

•

each member of the Audit Committee — additional compensation of up to $10,000 ($15,000 for the Chair) for work the Audit Committee was requested to undertake in connection with our repurchase in November 2011 of approximately 8.9 million shares of the Company’s common stock from Citi at a price of $22.42 per share (the “Repurchase Transaction”).

We pay the cash portion of the annual fee in quarterly installments. We do not pay meeting fees.

During a review of non-employee director compensation at peer group companies in late 2011, the Compensation Committee determined that the Company’s independent directors are paid aggregate annual fees that are below the median for the peer group. As a result, the Compensation Committee recommended, and the Board approved, an increase in director compensation for fiscal 2012. For fiscal 2012, non-employee directors will receive an annual retainer of $150,000, paid 50% in cash and 50% in restricted stock vesting over a three-year period. In addition, the Lead Director and the Chair of the Audit Committee each will receive $25,000, and the Chairs of the Compensation Committee and the Nominating Committee each will receive $15,000. Independent directors will also receive an annual fee of $10,000 for service on any committee for which they do not serve as Chair.

Primerica 2012 Proxy Statement	21

Travel Expenses

The Company reimburses all directors for travel and other related expenses in connection with attending Board and committee meetings and Board-related activities.

Director Compensation Table

The following table shows fiscal 2011 compensation for our independent directors.

Name	Annual Fees	Other Fees (1)	Equity Awards (2)		All Other Compensation (3)	Total
Joel M. Babbit (4)	$26,137	—	$59,996		$166	$86,299
P. George Benson	$73,750	$10,000	$59,979	(5)	$427	$144,156
Michael A. Martin	$77,500	—	$59,979		$253	$137,732
Robert F. McCullough	$90,000	$15,000	$59,979	(5)	$533	$165,512
Barbara A. Yastine	$67,500	$5,000	$59,979		$507	$132,986
Daniel A. Zilberman	$48,750	—	$59,979		$253	$108,982

(1)	Special project fee to Audit Committee members in connection with the Repurchase Transaction.
(2)	Each independent director was granted a number of whole shares of restricted stock (or, at the director’s election, deferred stock units) equal to $60,000 divided by the closing market price of the Company’s common stock on the NYSE on the trading day immediately preceding the grant date. At December 31, 2011, our independent directors held unvested restricted stock awards and deferred stock units as follows:

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (a)	Market Value of Shares or Units of Stock That Have Not Vested (b)
Joel M. Babbit	08/01/2011	2,775	$64,491

	Total	2,775	$64,491
P. George Benson	04/23/2010	1,662	$38,625
	05/18/2011	2,808	$65,258

	Total	4,470	$103,883
Michael A. Martin	05/18/2011	2,808	$65,258

	Total	2,808	$65,258
Robert F. McCullough	04/19/2010	2,667	$61,981
	05/18/2011	2,808	$65,258

	Total	5,475	$127,239
Barbara A. Yastine	12/07/2010	1,698	$39,462
	05/18/2011	2,808	$65,258

	Total	4,506	$104,719
Daniel A. Zilberman	05/18/2011	2,808	$65,258

	Total	2,808	$65,258

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(a)	All restricted shares and deferred stock units vest in equal installments on the first, second and third anniversary of the grant date.
(b)	Represents the number of unvested restricted shares and deferred stock units owned at December 31, 2011 multiplied by $23.24, the closing market price per share of the Company’s common stock on the NYSE on December 31, 2011.

(3)	Represents dividends paid on unvested restricted shares and deferred stock units.
(4)	For service on the Board since August 1, 2011.
(5)	Messrs. Benson and McCullough elected to receive their equity awards in the form of deferred stock units under the Nonemployee Directors’ Deferred Compensation Plan. See “—Deferred Compensation.”

Deferred Compensation

The Board adopted the Primerica, Inc. Nonemployee Directors’ Deferred Compensation Plan in November 2010, under which independent directors may elect to defer all or a portion of their directors’ fees. At the director’s option, the Company will convert all or a portion of his or her cash fees otherwise payable during a calendar quarter to deferred stock units equal in number to the maximum number of shares of the Company’s common stock, or fraction thereof (to the nearest one hundredth (1/100) of one share), which could be purchased with the dollar amount of such fees at the closing market price of the Company’s common stock on the first trading day of the following calendar quarter. These deferred stock units will be fully vested on such date.

At the director’s option, the Company credits the deferral account with deferred stock units equal in number to the number of restricted stock awards to which the director was otherwise entitled. Any deferred stock units that are issued upon deferral of restricted stock awards are subject to the same vesting provisions as the restricted stock awards themselves. The Company also credits the deferral account with deferred stock units equal in number to the maximum number of shares of the Company’s common stock, or fraction thereof (to the nearest one hundredth (1/100) of one share), which could have been purchased with the cash dividend, if any, which would have been payable had the participant received restricted stock awards to which he or she was otherwise entitled. The deferred stock units credited in lieu of the payment of dividends on restricted stock awards are fully vested on the dividend payment date.

The Company makes deferred payments, at the director’s election, within 60 days of termination of Board service or, in the case of an installment election, within 60 days of termination of Board service and up to five anniversaries of such date.

During fiscal 2011, Messrs. Benson and

McCullough participated in the Nonemployee Directors’ Deferred Compensation Plan.

Director Stock Ownership Guidelines

Our independent directors are required to own shares valued at three times their annual cash retainer. In August 2011, the Board increased the stock ownership guideline for independent directors from two times the annual cash retainer to comply with best practices. In determining compliance with these guidelines, stock ownership includes shares beneficially owned by the director (or by immediate family members) and unvested restricted stock and deferred stock units. The participants have five years from the date of their election to achieve the targeted level of stock ownership.

Primerica 2012 Proxy Statement	23

EXECUTIVE COMPENSATION

The subsections within this Executive Compensation section are intended to be read together, and each section provides information not included in the others. For background information on the Compensation Committee and its responsibilities, see “Board of Directors — Committees of the Board — Compensation Committee.”

In this Executive Compensation section, the terms “we,” “our,” and “us” refer to management, the Company and, as applicable, the Compensation Committee.

Compensation Committee Report1

The Compensation Committee participated in the preparation of the Compensation Discussion and Analysis and reviewed and discussed successive drafts with management. Following completion of this process, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and this Proxy Statement.

COMPENSATION COMMITTEE:

Michael E. Martin, Chair

Robert F. McCullough

Barbara A. Yastine

Compensation Committee Interlocks and Insider Participation

Each of Messrs. Benson, Martin and McCullough and Ms. Yastine served as a member of the Compensation Committee during all or a portion of fiscal 2011. None of the current or former members of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries.

Compensation Discussion and Analysis (“CD&A”)

Our fiscal 2011 named executive officers were:

•	D. Richard Williams — Chairman of the Board and Co-Chief Executive Officer;

•	John A. Addison, Jr. — Chairman of Primerica Distribution and Co-Chief Executive Officer;

•	Gregory C. Pitts — Executive Vice President and Chief Operating Officer;

•	Alison S. Rand — Executive Vice President and Chief Financial Officer;

•	Peter W. Schneider — Executive Vice President, General Counsel, Corporate Secretary and Chief Administrative Officer; and

•	Glenn J. Williams — President.

Executive Summary

The Compensation Committee structured our executive compensation program to pay for performance and, over the long term, to provide compensation to our executive officers that is market competitive. Executive compensation for fiscal 2011 followed the arrangements established by the Compensation Committee during the year ended December 31, 2010 (“fiscal 2010”).

1	The material in the 2011 Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement or any portion hereof into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

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Fiscal 2011 Highlights

Fiscal 2011 was Primerica’s first complete year as an independent public company following our IPO. Operating results were strong. Sales force numbers were mixed with licensing down but recruiting up compared to fiscal 2010. Our fiscal 2011 performance was highlighted by the following achievements:

•

Operating revenues were $1,087.9 million in fiscal 2011, up 12.9% compared with $963.5 million in fiscal 2010. Net operating income was $177.1 million in fiscal 2011, up 9.7% compared with $161.5 million in fiscal 2010.

•	The size of our life-licensed sales force decreased 3.9% to 91,176 at December 31, 2011 compared with 94,850 at December 31, 2010. Recruiting was up 5.8% in fiscal 2011 compared with fiscal 2010.

•	Approximately 40,000 people joined us in June 2011 at the Georgia Dome for our first convention since 2007, where we introduced new products as well as technological advances to our sales tools.

Pay-for-Performance

The Compensation Committee structured our 2011 executive compensation program so that a meaningful percentage of compensation is tied to the achievement of challenging levels of Company performance and individual objectives. In addition to cash incentives being determined based on Company and individual performance objectives, the size of annual equity grants is also determined based on these performance results. Accordingly, we view both cash and equity awards as performance-based elements of our compensation program, even though the equity awards that are granted have time-based vesting. Each named executive officer has a maximum permissible payout that is equal to a designated percentage of operating income before income taxes. The Compensation Committee then exercises negative discretion to determine the actual award based on certain performance objectives established at the beginning of the year. The table below sets forth the relative weighting of the corporate and individual performance components for fiscal 2011:

	Corporate Performance	Individual Performance
Co-Chief Executive Officers	75%	25%
Other Named Executive Officers	60%	40%

Corporate performance for fiscal 2011 was measured based on three separate objectives:

•

Net operating income comprises 50% of the corporate performance factors, reflecting the overall success of our Company, our ability to manage expenses, our business mix and our achievement of pricing objectives. Our fiscal 2011 operating income of $177.1 million exceeded our target.

•

Operating revenues comprises 25% of the corporate performance factors, capturing life and securities sales as well as the performance of our insurance book of business and assets under management. Our fiscal 2011 operating revenues of $1,087.9 million were approximately equal to our target.

•

The size of our life-licensed sales force comprises 25% of the corporate performance factors, representing recruiting, licensing efficiency, turnover rates and long-term sustainability. Management viewed the corporate objective as aggressive. Our end of year life-licensed sales force of 91,176 was below our target but exceeded the threshold level required to qualify for incentive compensation.

Our fiscal 2011 incentive compensation plan was structured to pay 100% of the corporate portion of the executives’ target bonus amounts if the weighted average of the Company’s results met the target level of performance. The plan can pay up to a maximum payout of 150% if performance significantly exceeds target or a minimum payout of 50% if performance meets a required threshold level. Based on the Company’s fiscal 2011 results described above,

Primerica 2011 Proxy Statement	25

the Compensation Committee approved a corporate performance payout equal to 99.5% of the target bonus amount. The Compensation Committee balanced strong performance against individual objectives with weaker performance against the corporate sales force growth objective and determined to pay each named executive officer 100% of the individual portion of his or her target bonus amount.

To illustrate our pay-for-performance philosophy, the following charts reflect the mix of fixed vs. variable compensation for the Co-Chief Executive Officers and the other named executive officers (as a group) for fiscal 2011.

Co-Chief Executive Officers:

Other Named Executive Officers:

Questions and Answers Related to Our 2011 Executive Compensation

Compensation Program Objectives

Q: What are the objectives of the Company’s compensation program for its named executive officers?

A: Our executive compensation program was designed to achieve the following primary objectives:

•	linking pay and performance in the near term through the use of cash incentive opportunities based on Company and individual performance;

•

aligning executive and stockholder interests over the long-term through the use of equity-based incentive awards tied to performance, retention and stockholder value creation (stock price appreciation and dividends);

•

avoiding pay programs that may encourage excessive or unreasonable risk-taking, misalign the timing of rewards and performance, or otherwise fail to promote the creation of long-term stockholder value; and

•	providing a competitive compensation opportunity that will allow the Company to attract and retain the very best executive talent.

Q: How did the May 2011 Say-on-Pay vote affect the subsequent decisions of the Compensation Committee?

A: In approving incentive compensation for fiscal 2011 performance and adopting a compensation program for fiscal 2012, the Compensation Committee considered the results of the advisory vote on executive compensation considered at the 2011 Annual Meeting of Stockholders. Because approximately 92.5% of votes cast approved the executive compensation program as described in the Company’s proxy statement for the 2011 Annual Meeting of Stockholders, the Compensation Committee did not make significant changes to the executive compensation program. However, in order to further align executive pay and company performance in 2012 and beyond, the Compensation Committee approved changes to the performance measures and relative weightings used to determine both cash and equity awards in 2012 and also changed the equity grant mix for executive officers from 100% restricted stock to 2/3 restricted stock and 1/3 stock options. See “– Fiscal 2012 Compensation — Have there been any other actions with respect to executive compensation since the end of fiscal 2011?”.

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Compensation Elements

Q: What are the elements of the Company’s executive compensation program and what purpose does each element serve?

A: The elements of Primerica’s compensation program for its named executive officers are described below.

Element	Key Features	Objective

Base salary	• Each named executive officer’s base salary is a fixed dollar amount, as specified in his or her employment agreement	• Provide a competitive compensation opportunity — Provide a guaranteed level of monthly income

Incentive awards

•    For fiscal 2011, each named executive officer’s maximum permissible payout was equal to a designated percentage of operating income before income taxes

•    The Compensation Committee exercised negative discretion to reduce awards to amounts that reflect achievement of corporate and individual objectives

•    Provide a competitive compensation opportunity

—    Reward named executive officers for achieving or exceeding annual financial and operating objectives

—    Provide rewards for achievement of short-term objectives that have a long-term impact on Company performance

—    Enhance retention

•    Any portion of the incentive award above target may be paid in restricted stock at the Compensation Committee’s discretion

•    The named executive officers are eligible for additional incentive awards paid in the form of restricted stock

•    Link pay and performance in the near term

—    Create a meaningful link between Company performance and individual performance and rewards

•    Align executive and stockholder interests over the long-term

—    Maintain executive focus on long-term Company growth

•    Avoid pay programs that may encourage excessive or unreasonable risk-taking, misalign the timing of rewards and performance or otherwise fail to promote the creation of long-term stockholder value

Retirement	• Named executive officers participate in the same 401(k) plan as do other salaried employees	• Provide a competitive compensation opportunity — Enable named executive officers to build a secure retirement

Primerica 2011 Proxy Statement	27

Element	Key Features	Objective

Perquisites	• Perquisites are generally limited to executive physicals and spousal travel	• Encourage named executive officers to maintain good health • Ensure that executive spouses are involved and engaged, to match the involvement of the partners and spouses of our sales force

Q: How did the Company determine the amount for each element of compensation for its named executive officers?

A: As part of its decision-making process, the Compensation Committee reviewed and considered a variety of factors, including prior year compensation practices, contractual obligations, internal pay equity, historical and projected performance, and competitive practice information. See “– Did the Committee rely on peer group companies in setting compensation for the Company’s named executive officers?”. Base salaries for fiscal 2011 were specified in the employment agreements executed in August 2010.

In fiscal 2011, both cash and equity awards, which combined represent the majority of the compensation paid to our named executive officers, was variable as it was subject to corporate and individual performance. Fiscal 2011 incentive opportunities included cash and equity awards and were structured in terms of maximum permissible payouts corresponding with a specified percentage of operating income before income taxes.2 For fiscal 2011, operating income before income taxes was $274.1 million. The table below sets forth the fiscal 2011 target cash and equity award incentive payments for our named executive officers, as well as each executive’s total target incentive award as a percentage of salary.

Name	Annual Salary	Target Cash Award	Target Restricted Stock Award	Total Target Incentive Award	Total Target Incentive Award as a Percentage of Salary
D. Richard Williams	$750,000	$1,500,000	$1,250,000	$2,750,000	366.7%
John A. Addison, Jr.	$750,000	$1,500,000	$1,250,000	$2,750,000	366.7%
Gregory C. Pitts	$450,000	$250,000	$400,000	$650,000	144.4%
Alison S. Rand	$450,000	$300,000	$400,000	$700,000	155.6%
Peter W. Schneider	$450,000	$600,000	$450,000	$1,050,000	233.3%
Glenn J. Williams	$450,000	$410,000	$450,000	$860,000	191.1%

In determining the total incentive award for each named executive officer, the Compensation Committee considered corporate performance, the contribution of each named executive officer to the Company’s successes, the achievement of each named executive officer with respect to his or her individual performance objectives, and the overall performance of each named executive officer.

Corporate performance accounted for 75% of the incentive compensation for our Co-Chief Executive Officers and 60% of the incentive compensation for our other named executive officers. Operating income, operating revenue and the size of our life-licensed sales force comprised 50%, 25% and 25%, respectively, of the corporate performance factors. Individual performance accounted for 25% of the incentive compensation for our Co-Chief Executive Officers and 40% of the incentive compensation for our other named executive officers.

[2]

Operating income before income taxes equals the income before income taxes, adjusted to exclude the impact of realized investment gains and losses, the expense associated with our IPO-related equity awards and the income related to ceded premium recoveries which previously had not been recognized due to the uncertain nature of their recovery.

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The table below sets forth the fiscal 2011 actual incentive payments, as well as the maximum permissible payout for each named executive officer.

Name	Actual Cash Award	Actual Restricted Stock Award	Total Incentive Award	Maximum Permissible Payout as a Percentage of Operating Income Before Income Taxes	Maximum Permissible Payout as a Dollar Amount
D. Richard Williams	$1,494,375	$1,245,294	$2,739,669	2.00%	$5,481,280
John A. Addison, Jr.	$1,494,375	$1,245,294	$2,739,669	2.00%	$5,481,280
Gregory C. Pitts	$249,250	$398,776	$648,026	0.75%	$2,055,480
Alison S. Rand	$299,100	$398,776	$697,876	0.75%	$2,055,480
Peter W. Schneider	$598,200	$448,633	$1,046,833	0.75%	$2,055,480
Glenn J. Williams	$408,770	$448,633	$857,403	0.75%	$2,055,480

The table below sets forth the actual incentive award for each named executive officer as a percentage of target cash and target equity.

Name	Actual Cash Award	Target Cash Award	Restricted Stock Award	Target Restricted Stock Award	Total Incentive Award as a % of Target
D. Richard Williams	$1,494,375	$1,500,000	$1,245,294	$1,250,000	99.6%
John A. Addison, Jr.	$1,494,375	$1,500,000	$1,245,294	$1,250,000	99.6%
Gregory C. Pitts	$249,250	$250,000	$398,776	$400,000	99.7%
Alison S. Rand	$299,100	$300,000	$398,776	$400,000	99.7%
Peter W. Schneider	$598,200	$600,000	$448,633	$450,000	99.7%
Glenn J. Williams	$408,770	$410,000	$448,633	$450,000	99.7%

The Compensation Committee has discretion to determine if any portion of the annual cash incentive award in excess of the target award will be paid in restricted stock. Because the named executive officers received awards near target, the Compensation Committee did not award any portion of the cash incentive award in shares of restricted stock.

Q: What were the individual goals of the Company’s named executive officers for fiscal 2011?

A: Each named executive officer had individual performance objectives for fiscal 2011 that were approved by the Compensation Committee. These goals focused on the professional development of each named executive officer as well as certain non-financial objectives tied to the needs of the business.

Q: Did the Compensation Committee rely on peer group companies in setting compensation for the Company’s named executive officers?

A: The Compensation Committee reviewed peer analyses as part of its process of evaluating and setting compensation for the Company’s named executive officers. However, given the Company’s unique business model and recent separation from Citi, the Compensation

Committee did not seek to benchmark or set compensation at any specific level relative to the peer data. Instead, the Compensation Committee used this information primarily to inform compensation plan design decisions and as a general reference point for pay levels.

Primerica 2011 Proxy Statement	29

In late fiscal 2011, the Compensation Committee requested an independent review and assessment of the Company’s executive compensation program to further inform its decisions regarding compensation arrangements for fiscal 2012. Pearl Meyer, the Compensation Committee’s independent compensation consultant, was directed by the Compensation Committee to:

•	recommend a peer group against which the Compensation Committee could compare the Company’s pay levels, program design, and practices;

•	assess the competitiveness of pay levels and the alignment of variable pay plan design with peer group practices; and

•	recommend any changes based on both their assessment and the unique facts and circumstances facing the Company.

In selecting peer companies, the Compensation Committee sought companies operating in similar industries (life insurance, financial services and direct marketing), with a similar business model (target customer, independent sales force and profitability) and similar size (revenue and market capitalization). This approach reflects the uniqueness and complexity of Primerica’s product and service mix, as opposed to focusing on a more narrow view of Primerica as a traditional life insurance company. Although not all selected peer companies fit all identified criteria, the Compensation Committee approved the following peer group for purposes of the executive compensation assessment:

Name of Peer Company	Fiscal Year 2010 Revenue		Fiscal Year 2010 Net Income		Industry
	(In millions)
American Equity Investment Life Holding Company	$1,286		$43		Life & Health Insurance
Ameriprise Financial, Inc.	$10,021		$1,097		Life & Health Insurance
FBL Financial Group, Inc.	$1,109		$121		Life & Health Insurance
Herbalife Ltd.	$2,734		$291		Direct Marketing —Personal Products
LPL Investment Holdings Inc.	$3,113		($57)		Investment Banking & Brokerage
Nu Skin Enterprises, Inc.	$1,537		$136		Direct Marketing — Personal Products
Protective Life Corporation	$3,079		$260		Life & Health Insurance
Raymond James Financial, Inc.	$2,980		$228		Investment Banking & Brokerage
Stifel Financial Corp.	$1,396		$2		Investment Banking & Brokerage
Symetra Financial Corporation	$1,879		$201		Life & Health Insurance
Torchmark Corporation	$3,369		$522		Life & Health Insurance
Tupperware Brands Corporation	$2,300		$226		Direct Marketing — Housewares & Specialties
Waddell & Reed Financial, Inc.	$1,054		$157		Asset Management & Custody Banks
Primerica, Inc.	$1,362	(1)	$258	(1)	Direct Marketing — Financial Services

(1)	Due to our corporate reorganization in March and April of 2010, fiscal year 2010 Revenue and Net Income are not fully reflective of our historical or prospective financial performance.

30	Freedom Lives Here™

The peer group analysis was intentionally limited to aggregate named executive officer pay levels for five of the Company’s six named executive officers, as opposed to individual executive comparisons, due to the following considerations:

•	the Company’s Co-Chief Executive Officer leadership structure would be difficult to benchmark on a position-by-position basis;

•	the Company’s disclosed named executive officer positions are different from those disclosed by peer companies;

•	the Company’s named executive officers have certain contractual arrangements for a specified period of time following the IPO; and

•	the purpose of the benchmark exercise was to obtain a high-level assessment of competitive positioning; not to inform decisions regarding individual executive pay opportunity levels.

Based on the peer group assessment, the Compensation Committee’s independent consultant concluded that the Company’s target pay opportunities were positioned near the peer group median and that the target pay mix between fixed and variable pay was also comparable to our peers. The analysis also compared the Company’s cash and equity incentive plan with those of the peer companies, which revealed that the Company’s programs were generally consistent with peer companies except for a lower maximum award opportunity as a percent of target for the cash incentive program (150% compared to 200% for many peers) and the absence of stock options as a form of equity award (which remains prevalent among peers). The Compensation Committee considered these analyses and findings as part of its overall decision-making process regarding fiscal 2012 compensation.

Q: Does Primerica provide for the clawback of the compensation of its named executive officers?

A: The Primerica, Inc. Amended and Restated 2010 Omnibus Incentive Plan (the “Omnibus Incentive Plan”) provides that the Compensation Committee may require the reimbursement of cash or forfeiture of equity awards if the it determines that an award that was granted, vested or paid based on the achievement of performance criteria would have not been granted, vested or paid absent fraud or misconduct, an event giving rise to a restatement of the Company’s financial statements or a significant write-off not in the ordinary course affecting the Company’s financial statements. The clawback language will be expanded to the extent required by the SEC in a manner consistent with rules expected to be adopted in connection with The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

Q: What other benefits does Primerica provide to its named executive officers?

A: As with other employees, our named executive officers are eligible to participate in our employee health benefit programs, including health and dental insurance plans, and a life insurance program on the same terms as regular employees. In addition, all employees receive dividends on unvested restricted stock, and regular employees are entitled to a Company match of employee contributions to our 401(k) plan.

Q: Are there any differences in compensation policies and programs with respect to individual named executive officers?

A: Our compensation policies are similar for all of our named executive officers except as described below.

•	Co-Chief Executive Officer Arrangements

—	employment agreements have a five-year term expiring on August 19, 2015;

—	base salary is subject to annual review and may be increased but not decreased;

—	target cash award set at 200% of base salary;

—

along with their spouses and dependents, entitled to medical benefits for 18 months if their employment is terminated by us for cause or by them without good reason or as a result of nonrenewal of their employment agreements;

Primerica 2011 Proxy Statement	31

—	along with their spouses and dependents, entitled to lifetime participation in the Company’s medical benefits, at their own expense, depending on the circumstances of termination; and

—

entitled to additional payments in the event they are obligated to pay taxes under Section 280G of the Code in connection with a change of control of the Company that occurs on or before April 1, 2013.

•	Other Named Executive Officer Arrangements

—	employment agreements have a three-year term expiring on August 19, 2013;

—	base salary will be subject to annual review after three years and may be increased or decreased as a result of such review; and

—	target cash award to be specified annually by the Compensation Committee with input from the Co-Chief Executive Officers.

Equity Grants

Q: Did the Compensation Committee grant equity awards to the Company’s named executive officers in fiscal 2011?

A: In February 2011, the Compensation Committee granted equity awards to our named executive officers based on individual and Company performance in fiscal 2010. In February 2012, the Compensation Committee granted equity awards to our named executive officers based on individual and Company performance in fiscal 2011. Based on fiscal 2011 results, the corporate component of both cash incentives and equity awards were earned at 99.5% of target levels.

Q: How does the Compensation Committee determine grant dates for equity awards?

A: The Compensation Committee approves all stock awards to named executive officers. The grant date is the date the awards are approved by the Compensation Committee. We do not coordinate equity grants with the release of material information. Further, the Compensation Committee does not accelerate or delay equity grants in response to material information, nor does the Company delay the release of material information for any reason related to the granting of equity awards.

Fiscal 2012 Compensation

Q: Have there been any other actions with respect to executive compensation since the end of fiscal 2011?

A: Since the end of fiscal 2011, the Compensation Committee has determined the extent to which the Company achieved the fiscal 2011 performance objectives required to earn cash and equity incentive awards. Based in part on the competitive review process completed in fiscal 2011 and in consideration of the Company’s performance in fiscal 2011 and outlook for fiscal 2012, the Compensation Committee approved the following actions for fiscal 2012:

•	No increase in base salary for any named executive officer;

•	For fiscal 2012, the following four performance objectives will each constitute 25% of the overall corporate incentive:

—	operating income before income taxes

—	operating return on average equity

—	operating revenues

—	size of life-licensed sales force

•

The Committee expects to grant the executive officers, including the named executive officers, approximately one-third of the value of their 2013 equity awards in the form of non-qualified stock options.

Post-Termination Compensation

Q: What retirement benefits does Primerica provide to its named executive officers?

A: All regular employees, including our named executive officers, are eligible to participate in our 401(k) plan. The Company matches employee contributions to our 401(k) plan at a rate of 100% on the first 4% of pay and 50%

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on the next 2% of pay. The Company has no deferred compensation plan or defined pension plan.

Q: Does the Company provide any of its named executive officers with post-termination compensation?

A: Yes, the Company has entered into employment agreements with each named executive officer that provides for severance and change of control benefits under specified circumstances. These agreements generally provide for payments and other benefits if the named executive officer’s employment terminates for a qualifying event or circumstance, such as being terminated without cause or leaving employment for good reason, as these terms are defined in the respective officer’s employment agreement. Upon a change of control (as defined in the agreements) of the Company, each named executive officer may terminate his or her employment for good reason. Additional information regarding the employment agreements is found under the heading “Executive Compensation — Employment Agreements with Named Executive Officers” below, and a quantification of benefits that would have been received by the named executive officers had termination occurred on December 31, 2011 is found under the heading “Executive Compensation — Potential Payments and Other Benefits Upon Termination or Change of Control”.

The Compensation Committee believes that these severance and change of control benefits are an important part of a competitive overall compensation arrangement for the named executive officers, are consistent with the objective of attracting, motivating and retaining highly talented executives and are important as a recruitment and retention device. The Compensation Committee also believes that change of control benefits will help to secure the continued employment and dedication of the named executive officers, mitigate concern that they might have regarding their continued employment prior to or following a change of control, and encourage independence and objectivity when considering possible transactions that may be in the best interests of our stockholders but may possibly result in the termination of their employment. Finally, the Compensation Committee believes that post-termination non-disclosure, non-competition and non-solicitation covenants to which the named executive officers have agreed in consideration for the Company providing these severance and change of control benefits are highly beneficial to the Company.

The Compensation Committee believes that the payment of specified multiples of base salary and target bonus and the accelerated vesting of restricted stock awards are consistent with competitive practices for positions at the level of the named executive officers. The potential amount of severance benefits an executive may receive in the event of a change of control did not influence the Compensation Committee’s decisions regarding other compensation elements due to the fact that a change of control may never occur during the named executive officer’s term of employment.

Stock Ownership Guidelines

Q: Does Primerica have stock ownership guidelines for its named executive officers?

A: Yes, we currently have the following stock ownership guidelines in place for our named executive officers:

Co-Chief Executive Officers	5 times base salary
Other Named Executive Officers	2.5 times base salary

In determining compliance with these guidelines, stock ownership includes shares beneficially owned by the participant (or by immediate family members) and unvested restricted stock. The participants have five years from the later of the date of the IPO or the date of their appointment or election to achieve the targeted level of stock ownership. Until the ownership guidelines are satisfied, the named executive officers are required to hold 75% of the net shares (after satisfying withholding for taxes) of awards from the Company’s equity-based incentive compensation program. To monitor compliance with these guidelines, the Compensation

Primerica 2012 Proxy Statement	33

Committee annually reviews the stock ownership of the named executive officers. As of December 31, 2011, all named executive officers satisfied the stock ownership guidelines and, therefore, were not subject to additional holding periods.

Q: Do any named executive officers have pre-set trading plans?

A: As of December 31, 2011, each of our named executive officers was a party to a Rule 10b5-1 trading plan that provides for the sale by an independent broker-dealer of shares in order to fund taxes due upon the vesting of restricted shares. In addition, Ms. Rand and Messrs. Pitts and Schneider are each a party to a Rule 10b5-1 trading plan that provides for the sale of shares at certain designated prices or on certain designated dates. The purpose of such plans is to enable (i) shares to be sold by the named executive officers to fund taxes due upon the vesting of restricted shares and (ii) named executive officers to recognize the value of their compensation and diversify their holdings of the Company’s common stock during periods in which they would otherwise be unable to buy or sell such stock because important information about Primerica had not been publicly released.

Q: Does Primerica permit directors and named executive officers to purchase financial instruments that are designed to hedge or offset any decrease in the market value of the Company’s common stock?

A: Primerica’s insider trading policy provides that employees, officers and members of the Board and its subsidiaries, and their related persons, are prohibited from purchasing, selling or trading in options, warrants, puts and calls or similar instruments on the Company’s common stock or selling the Company’s common stock short. In addition, employees, officers and members of the Board, and their related persons, may not hold the Company’s securities in margin accounts.

Tax and Accounting Implications

Q: What are the tax implications of the Company’s compensation programs for its named executive officers?

A: While reserving our right to offer such compensation arrangements as may from time to time be necessary to attract and retain top-quality management, we intend generally to structure such arrangements, where feasible, to minimize or eliminate the impact of the limitations of Section 162(m) of the Code. Section 162(m) limits the federal income tax deductibility of compensation paid to our Co-Chief Executive Officers and to each of our four other most highly compensated executive officers (excluding our Chief Financial Officer). Under Section 162(m), we may deduct such compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1,000,000 or meets certain other conditions (such as qualification of the compensation as performance-based compensation under Section 162(m)).

In designing our compensation programs, we also take into consideration the impact of Section 409A of the Code. Section 409A imposes additional significant taxes in the event that an executive officer, director or service provider receives deferred compensation that does not satisfy the requirements of Section 409A. Consequently, we structured our employment agreements and our equity awards in a manner intended either to avoid the application of Section 409A or to comply with its requirements.

We also consider Section 280G of the Code and related sections, which provide that our named executive officers could be subject to significant additional taxes if the total amount of payments to such officer that is contingent upon a change of control of Primerica (within the meaning of Section 280G), equals or exceeds three times the executive’s base

34	Freedom Lives Here™

amount (generally, the individual’s average annual compensation for the five calendar years immediately preceding the change of control). Subject to certain exceptions, the portion of such payments in excess of the base amount may be treated as parachute payments under Section 280G. A portion of such payments would not be deductible by the Company, and the executive would be subject to a 20% excise tax on such portion of the payments. The employment agreements between the Company and our named executive officers attempt to minimize the likelihood of lost deductions and the imposition of excise taxes should a change of control transaction occur. However, there is no assurance that payments actually received by each of the executives in connection with a change of control transaction, if one were to occur, will be deductible by the Company or will not be subject to an excise tax. The ultimate determination would depend on various factors at the time a change of control transaction occurs, including transaction price, the actual base amount and other variables that cannot presently be predicted.

Q: How does the Company account for its compensation programs for its named executive officers?

A: Base salaries and cash incentive awards are expensed over the period in which they are earned. As such, the cash incentive award that was earned during 2011 and paid in March 2012, was recorded during fiscal 2011. Equity incentive awards to our named executive officers consist of restricted stock awards. The financial effects of granting restricted stock are recognized in accordance with U.S. generally accepted accounting principles (“GAAP”). As such, the restricted stock is measured at fair value on the date of grant and expensed during the requisite service period for those shares of restricted stock that are expected to vest. The requisite service period for this restricted stock matches the vesting period and is three years from the date of grant. At each reporting date, the Company evaluates the total number of shares of restricted stock that it expects to vest, including those awarded to named executive officers, taking into account estimated forfeitures. Compensation expense is recorded for those restricted stock awards expected to vest over the vesting period. If the number of restricted stock awards expected to vest changes, a cumulative adjustment is recorded at that time, taking into account the service period already elapsed. Compensation expense is based upon the grant date market price for most awards. The expense is recorded over the vesting period. The classification of the expense associated with the restricted stock in our Consolidated Statement of Income follows the same classification as salary and cash incentive awards for our executives. The expense associated with these awards is not capitalized and is classified within Other Operating Expenses on our Consolidated Statement of Income.

Q: What tools does the Compensation Committee use to set compensation of the Company’s named executive officers?

A: The Compensation Committee reviews executive officer tally sheets at least annually to better understand the level of each named executive officer’s compensation. These tally sheets set forth all components of compensation, a summary of the outstanding equity holdings of each named executive officer and the value of such holdings under various assumed share prices, the value of benefit plans and programs and perquisites. The tally sheets also set forth the estimated value that each of our named executive officers would realize upon separation under various scenarios, including voluntary termination of employment with and without good reason, involuntary termination of employment with and without cause, termination of employment in connection with a change of control, and death or disability. The Compensation Committee uses these tally sheets when considering adjustments to base salaries and awards of equity-based or other incentive compensation and in establishing incentive plan opportunity levels.

Primerica 2012 Proxy Statement	35

Compensation Consultant Role

Q: What is the role of the consultants retained by the Compensation Committee?

A: The Compensation Committee retained Pearl Meyer as its independent compensation consultant for fiscal 2011. During fiscal 2011, Pearl Meyer reviewed management recommendations regarding compensation programs, provided competitive market data and information regarding peer companies, assessed proposed plan designs, provided periodic updates on trends and developments in executive compensation and made recommendations with respect to executive and non-employee director compensation. Pearl Meyer does not provide services to management or the Company, but management works closely with Pearl Meyer as requested by and on behalf of the Compensation Committee.

Executive Officer Role

Q: What is the role of executive officers in setting compensation of our named executive officers?

A: Other than our Co-Chief Executive Officers, who participate in setting the compensation of the other executive officers through their recommendations to the Compensation Committee, our named executive officers do not directly participate in determining their compensation.

Q: How was compensation for the named executive officers set?

A: For the named executive officers other than the Co-Chief Executive Officers, as well as for the Company’s other executive officers, our Co-Chief Executive Officers made recommendations for each individual’s compensation package to the Compensation Committee. In making these recommendations, the Co-Chief Executive Officers considered the individual’s performance and past contributions to the Company, the potential future contribution of the individual to the Company and achievement of the Company’s business and financial goals, including the potential for the individual to make even greater contributions to the Company in the future than he or she has in the past, the risk that the individual may be lured away by a competitor and market compensation data. The Compensation Committee then discussed these recommendations with the Co-Chief Executive Officers. The Compensation Committee further reviewed and discussed these recommendations in executive sessions, and as part of these discussions, the Compensation Committee discussed the proposed compensation and retention programs with its independent compensation consultant.

For the Co-Chief Executive Officers, the Compensation Committee directly determined the compensation and retention package, considering the employment agreements and receiving input, recommendations and market data as it deemed appropriate from the Compensation Committee’s independent compensation consultant and management. In addition to being reviewed and approved by the Compensation Committee, the compensation package for the Co-Chief Executive Officers was reviewed and ratified by the Board in executive session.

Risks Related to Compensation Policies and Practices

The Company has in place a risk management discipline that is designed to capture, monitor and control the risks created by its business activities, and the Compensation Committee considers risk in developing the compensation policies and practices for all employees, including our named executive officers. Although our compensation programs are generally designed to pay for performance and provide incentive-based compensation, the programs contain various mitigating factors to ensure our employees, including our named executive officers, are not encouraged to take unnecessary risks in managing our business.

These factors include:

•	oversight of programs (or components of programs) by committees of the Board, including the Compensation Committee;

•	internal controls that are designed to keep our financial and operating results from

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being susceptible to manipulation by any employee, including our named executive officers;

•	discretion provided to the Board and the Compensation Committee (including negative discretion) to set targets, monitor performance and determine final payouts;

•

oversight of Company activities by a broad-based group of functions within the organization, including Human Resources, Finance, and Legal and at multiple levels within the organization (both corporate and business unit/region);

•	a mixture of programs that provide focus on both short- and long-term goals and that provide a mixture of cash and stock-based compensation;

•	caps on the maximum incentive payouts available to named executive officers;

•

incentives focused primarily on the use of reportable and broad-based financial metrics (such as operating income before taxes), including a mixture of consolidated and business-specific goals, with no one factor receiving an excessive weighting;

•	service-based vesting conditions with respect to equity awards;

•	clawback provisions in the Omnibus Incentive Plan; and

•	the significant long-term ownership interests in the Company held by certain of our key executive officers.

Primerica 2012 Proxy Statement	37

Executive Compensation Tables

Summary Compensation Table

The following table describes total compensation earned during fiscal 2011, fiscal 2010 and the year ended December 31, 2009 (“fiscal 2009”) for our named executive officers.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)			Option Awards ($)		Non-Equity Incentive Plan Compensation			Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)			All Other Compensation ($)			Total ($)
(A)	(B)	(C)		(D)		(E)			(F)		(G)			(H)			(I)			(J)
D. Richard Williams Chairman of the Board and Co-Chief Executive Officer	2011 2010 2009	$ $ $	750,000 672,115 432,502	$ — — 117,500	(7)	$ $	449,978 10,970,200 —	(1) (5)	$ — — 69,347	(8)	$ $	1,494,375 1,500,000 —	(2) (6)	$ $ $	17,560 18,873 56,466	(3) (3) (3)	$ $ $	58,182 102,067 14,700	(4)	$ $ $	2,770,095 13,263,255 690,515

John A. Addison, Jr.	2011		$750,000	—			$449,978	(1)	—			$1,494,375	(2)		$35,856	(3)		$55,993	(4)		$2,786,202
Chairman of Primerica Distribution and Co-	2010		$672,115	—			$10,953,700	(5)	—			$1,500,000	(6)		$25,511	(3)		$111,593			$13,262,919
Chief Executive Officer	2009		$425,002	$125,000	(7)		—		$66,140	(8)		—			$35,826	(3)		$14,700			$666,668

Gregory C. Pitts	2011		$450,000	—			$399,977	(1)	—			$249,250	(2)		—			$26,043	(4)		$1,125,270
Executive Vice President and	2010		$422,713	—			$1,647,130	(5)	—			$250,000	(6)		$41,468	(3)		$23,466			$2,384,777
Chief Operating Officer	2009		$297,343	$146,914	(7)		—		$63,599	(8)		—			$29,019	(3)		$14,700			$551,575

Alison S. Rand	2011		$450,000	—			$399,977	(1)	—			$299,100	(2)		$2,942	(3)		$22,983	(4)		$1,175,002
Executive Vice President and	2010		$419,626	—			$1,781,235	(5)	—			$300,000	(6)		$5,533	(3)		$11,146			$2,517,540
Chief Financial Officer	2009		$281,755	$170,999	(7)		$28,912	(9)	$80,900	(8)		—			$14,681	(3)		$14,700			$591,947

Peter W. Schneider	2011		$450,000	—			$449,978	(1)	—			$598,200	(2)		$3,581	(3)		$27,505	(4)		$1,529,264
Executive Vice President,	2010		$422,115	—			$2,703,610	(5)	—			$600,000	(6)		$3,851	(3)		$21,701			$3,751,277
General Counsel, Corporate	2009		$395,713	$79,288	(7)		—		$114,975	(8)		—			$11,565	(3)		$14,700			$616,241
Secretary and Chief Administrative Officer

Glenn J. Williams	2011		$450,000	—			$449,978	(1)				$408,770	(2)		$2,879	(3)		$24,758	(4)		$1,336,385
President	2010		$429,808	—			$2,212,130	(5)	—			$410,000	(6)		$3,099	(3)		$15,204			$3,070,241
	2009		$315,929	$159,073	(7)		—		$60,379	(8)		—			$10,673	(3)		$14,700			$560,754

(1)	Represents restricted shares granted in February 2011 for performance in fiscal 2010. For the valuation assumptions underlying the awards, see the Company’s audited financial statements for fiscal 2011 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 (the “2011 Form 10-K”). Messrs. R. Williams and Addison would each have been awarded $1,250,000 in restricted stock awards in fiscal 2011, but they requested that the Compensation Committee reallocate $1,500,000 of their awards to create an additional equity award pool for grants of restricted stock units to sales representatives in 2011 and 2012.
(2)	Represents incentive awards paid in cash in March 2012 for performance in fiscal 2011.
(3)	Represents the positive changes in the present value of the pension benefits for each named executive officer under The Citigroup Pension Plan and The Travelers Retirement Benefits Equalization Plan. The change in pension value for 2010 for Messrs. Addison and Pitts and Ms. Rand also includes any applicable adjustment for termination from The Citigroup Pension Plan calculated at the termination date from the Plan. The amount of each named executive officer’s above-market or preferential earnings on compensation that was deferred on a basis that was not tax-qualified was $0.
(4)	Represents dividends paid on unvested restricted stock, the 401(k) plan matching contribution for the 2011 plan year, executive healthcare benefits and spousal travel. No perquisites or personal benefits for any named executive officer exceeded the greater of $25,000 or 10% of the total except that Messrs. R. Williams and Addison each received dividends on unvested restricted shares in the amount of $42,188.
(5)	Includes IPO-related one-time equity awards, and represents the award of stock-based compensation by Primerica and Citi as set forth below. For the valuation assumptions underlying the Primerica awards, see the Company’s audited financial statements for fiscal 2010 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. For the valuation assumptions underlying the Citi awards, see Citi’s audited financial statements for fiscal 2010 included in its Annual Report on Form 10-K for the year ended December 31, 2010. The Citi awards set forth below were granted in February 2010 (prior to the IPO) for performance in fiscal 2009.

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2010 Stock Awards:

	Primerica Awards				Citi Awards
	Primerica IPO Awards (a)		Primerica Conversion Shares ($) (b)	Primerica Total ($)	Citi Stock Equivalent Award ($) (c)	Sale- Restricted Citi Stock Equivalent Award ($) (d)	Citi CAP($) Award (e)	Citi Total ($)	Total ($)
	#	$
D. Richard Williams	575,000	$8,625,000	—	$8,625,000	$1,498,130	$847,070	—	$2,345,200	$10,970,200
John A. Addison, Jr.	575,000	$8,625,000	—	$8,625,000	$1,487,405	$841,295	—	$2,328,700	$10,953,700
Gregory C. Pitts	90,000	$1,350,000	$32,130	$1,382,130	$180,000	$85,000	—	$265,000	$1,647,130
Alison S. Rand	100,000	$1,500,000	$28,110	$1,528,110	$187,500	—	$65,625	$253,125	$1,781,235
Peter W. Schneider	115,000	$1,725,000	$48,210	$1,773,210	$578,510	$351,890	—	$930,400	$2,703,610
Glenn J. Williams	115,000	$1,725,000	$32,130	$1,757,130	$296,000	$159,000	—	$455,000	$2,212,130

(a)	Represents a special grant awarded in connection with the IPO, none of which was vested at December 31, 2010.
(b)	Represents shares of Primerica awarded upon conversion of unvested Citi awards.
(c)	Represents the grant date value of common stock equivalent awards awarded by Citi in January 2010 to our named executive officers for performance in fiscal 2009. These awards were fully vested on the grant date and were paid in April 2010.
(d)	Represents the grant date value of Citi’s sale-restricted common stock equivalents in January 2010 to named executive officers who met Citi’s Rule of 60 or Rule of 75 as of the grant date. These awards were fully vested on the grant date and are payable over four years.
(e)	Represents awards made by Citi in January 2010 pursuant to the Citi Capital Accumulation Program. These awards provided that they would vest and be paid out in 25% increments over the subsequent four years, but the vesting was accelerated to April 7, 2010 in connection with the IPO.

(6)	Represents incentive awards paid in cash in March 2011 for performance in fiscal 2010.
(7)	Represents the sum of the cash incentives paid by Citi in January 2010 for performance in fiscal 2009 of $75,000 for each named executive officer, a lump sum retention payment made by Citi to each named executive officer in November 2009 and, in the case of Ms. Rand, a deferred cash award of $21,875 paid by Citi in respect of fiscal 2009 performance. Ms. Rand’s deferred cash award provided that it would vest and be paid out in 25% increments over the subsequent four years, but the vesting was accelerated to April 7, 2010 in connection with the IPO.
(8)	Represents the aggregate grant date fair value computed in accordance with GAAP of the stock options awarded by Citi to the named executive officers in 2009 in respect of performance for the year ended December 31, 2008. For the valuation assumptions underlying these awards, see Citi’s audited financial statements for fiscal 2009 included in its Annual Report on Form 10-K for the year ended December 31, 2009.
(9)	Represents Citi awards at the grant date fair value computed in accordance with GAAP, all of which were granted in October 2009. For the valuation assumptions underlying the Citi awards, see Citi’s audited financial statements for fiscal 2009 included in its Annual Report on Form 10-K for the year ended December 31, 2009.

Salary (Column C)

These amounts reflect base salary earned by our named executive officers. Base salary for named executive officers in fiscal 2011 was unchanged from fiscal 2010. For each named executive officer, salary for fiscal 2010 reflects approximately three months compensation at the salary level established by Citi and nine months compensation at the salary level established by the Committee as of April 1, 2010. See “Compensation Discussion and Analysis (CD&A) — Questions and Answers Related to Our 2011 Executive Compensation — Compensation Elements.”

Bonus (Column D)

Other than amounts included in the “Salary” column, Primerica did not award any non-incentive cash compensation to our named executive officers in fiscal 2011 or fiscal 2010.

Citi paid bonuses to our named executive officers in January 2010 in respect of fiscal 2009 performance according to the following guidelines:

•	employees who received an incentive compensation award in excess of $100,000 participated in the Citi Capital Accumulation Program (“CAP”);

Primerica 2012 Proxy Statement	39

•

employees participating in CAP who did not meet the Rule of 60 or the Rule of 75 received the remainder of their incentive compensation award in a combination of fully vested cash ($75,000) and fully vested common stock equivalents (“CSEs”) paid in April 2010 following the Citi 2010 annual meeting of stockholders; and

•

employees participating in CAP who did not meet the Rule of 60 or the Rule of 75 received at least 25% of their incentive compensation award in the form of long-term incentive compensation (with the relative percentage of long-term incentive compensation increasing as the total incentive compensation award increased) payable 25% in the form of deferred cash awards and 75% in the form of either restricted stock awards or deferred stock awards, each vesting over four years subject to continued employment (or, in the case of employees satisfying the Rule of 60 or the Rule of 75 on or prior to the date of grant, in fully vested CSEs, payable over four years). Each CSE represented the right to receive one share of Citi common stock. Deferred cash awards were paid under the Deferred Cash Award Plan. These awards were accelerated at the time of the IPO.

The Rule of 75 was met if an employee’s age plus number of full years of service with Citi, when added together, was equal to at least 75. For awards granted in 2007 or later, the Rule of 60 was met if either (i) the employee was at least age 50 and had completed a minimum of five years of service with Citi or (ii) the employee had a minimum of 20 years of service with Citi, provided that, in either event, the employee’s age plus number of full years of service equaled at least 60. As of December 31, 2010, Messrs. R. Williams, Addison and G. Williams met the Rule of 75, Mr. Pitts met the Rule of 60, Mr. Schneider met the Rule of 60 for awards granted in 2007 or later only, and Ms. Rand met neither the Rule of 75 nor the Rule of 60.

Stock Awards (Column E)

The dollar amounts for the awards represent the grant date fair value computed in accordance with GAAP and will vary from the actual amount ultimately realized by the named executive officers. The ultimate value of the award will depend on the price of the Company’s or Citi’s common stock on the date that the award vests. Details about fiscal 2011 awards are included in the Grant of Plan-Based Awards Table. Fiscal 2010 amounts reflected grants of both Primerica restricted stock and Citi stock equivalent awards.

Option Awards (Column F)

In October 2009, our named executive officers received nonqualified stock option grants under the Citi Employee Option Program (the “CEOG Options”). The exercise price of the CEOG Options is $40.80 (the adjusted closing price of Citi’s common stock on the trading day immediately preceding the grant date after giving effect to the 10-for-1 reverse stock split effected on May 9, 2011). CEOG Options have an option term of six years from the grant date and expire in October 2015. CEOG Options were scheduled to vest in three equal annual installments beginning on the first anniversary of the grant date but vesting was accelerated to April 15, 2010 in connection with the IPO.

Non-Equity Incentive Plan Compensation (Column G)

These amounts reflect non-equity incentive plan compensation awards, which were earned by our named executive officers under the Omnibus Incentive Plan based on Company and individual performance during fiscal 2011 and fiscal 2010. Amounts were approved by the Compensation Committee in February 2012 and February 2011, respectively.

Change in Pension Value and Nonqualified Deferred Compensation Earnings (Column H)

These amounts are the positive changes in the present value of the pension benefits for each named executive officer under the Citigroup Pension Plan and the Travelers Nonqualified Plan. These benefits are all provided under Citi plans; Primerica does not have a pension plan or a deferred compensation plan.

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All Other Compensation (Column I)

These amounts reflect the combined value of each named executive officer’s perquisites, personal benefits and compensation that is not otherwise reflected in the table.

Fiscal 2011 Grants of Plan-Based Awards Table

The following table provides information about each grant of plan-based awards made to our named executive officers during fiscal 2011.

Each of the incentive awards granted by Primerica during fiscal 2011 and reported in the below table was granted under, and is subject to the terms of, the Omnibus Incentive Plan. The Omnibus Incentive Plan is administered by the Compensation Committee. The Compensation Committee has authority to interpret the Omnibus Incentive Plan and make all required determinations under the Omnibus Incentive Plan. Awards granted under the Omnibus Incentive Plan are transferable to trusts established solely for the benefit of the grantee’s family members or to a beneficiary of a named executive officer upon his or her death.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)(2)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock and Option Awards
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)	(I)	(J)
D. Richard Williams	(4) 02/22/11	$750,000	$1,500,000	$5,481,280	N/A	$1,250,000	(5)	19,379	$499,978
John A. Addison, Jr.	(4) 02/22/11	$750,000	$1,500,000	$5,481,280	N/A	$1,250,000	(5)	19,379	$499,978
Gregory C. Pitts	(4) 02/22/11	N/A	$250,000	$2,055,480	N/A	$400,000	(5)	15,503	$399,977
Alison S. Rand	(4) 02/22/11	N/A	$300,000	$2,055,480	N/A	$400,000	(5)	15,503	$399,977
Peter W. Schneider	(4) 02/22/11	N/A	$600,000	$2,055,480	N/A	$450,000	(5)	17,441	$449,978
Glenn J. Williams	(4) 02/22/11	N/A	$410,000	$2,055,480	N/A	$450,000	(5)	17,441	$449,978

(1)	Represents total incentive award amounts for each named executive officer for performance in fiscal 2011, which were paid in February and March 2012. The threshold and target amounts for the Co-Chief Executive Officers represent 100% and 200% of annual base salary, respectively. The maximum amount represents a designated percentage of operating income before income taxes for fiscal 2011. “Operating income before income taxes” is defined as Primerica’s income before income taxes, adjusted to exclude the impact of realized investment gains and losses, the expense associated with our IPO-related equity awards and the income we recognized in the first quarter of 2011 upon recovering certain payments related to past underwriting class upgrades not passed through to our reinsurance partners.
(2)	The cash incentive award and the number of restricted shares awarded to each named executive officer under the incentive compensation plan in February and March 2012 for performance in fiscal 2011, as well as the grant date fair value of such awards, are set forth below:

	Cash Incentive Award	Stock Incentive Award		Total Incentive Award
		Number of Shares Awarded	Grant Date Fair Value
D. Richard Williams	$1,494,375	48,931	$1,245,294	$2,739,669
John A. Addison, Jr.	$1,494,375	48,931	$1,245,294	$2,739,669
Gregory C. Pitts	$249,250	15,669	$398,776	$648,026
Alison S. Rand	$299,100	15,669	$398,776	$697,876
Peter W. Schneider	$598,200	17,628	$448,633	$1,046,833
Glenn J. Williams	$408,770	17,628	$448,633	$857,403
(3)	Represents restricted shares granted under the incentive compensation plan in February 2011 for performance in fiscal 2010. The right to receive these shares was disclosed as an estimated future payout in the 2011 proxy statement.
(4)	The Compensation Committee approved the 2011 incentive compensation program on February 22, 2011. Grants under the program were made on February 21, 2012.
(5)	The maximum amounts set forth under column (E) represent total incentive awards, which include both a cash component and an equity component. The maximum permissible payout was determined in the aggregate only and it is not broken down between the cash and equity components.

Primerica 2012 Proxy Statement	41

Estimated Future Payouts Under Non-Equity Incentive Plan Awards (Columns C, D and E)

These amounts reflect the annual incentive compensation amounts that could have been earned during fiscal 2011 based upon the achievement of performance goals under the Omnibus Incentive Plan. The target incentive award is based on a pre-determined percentage of each named executive officer’s salary. The maximum incentive award, which is equal to a specified percentage of operating income before income taxes, reflects an aggregate maximum for cash incentive and stock-based incentive awards.

The annual cash incentive compensation earned in fiscal 2011 by our named executive officers was approved by the Compensation Committee in February 2012 and paid in March 2012. These amounts are reflected in column (G) of the Summary Compensation Table. The terms of these awards are described under the heading “Compensation Discussion and Analysis (CD&A) – Questions and Answers Related to Our 2011 Executive Compensation – Compensation Elements.”

Estimated Future Payouts Under Equity Incentive Plan Awards (Columns F, G and H)

The target equity incentive award represents an amount designated by the Compensation Committee at the beginning of fiscal 2011. As described above, the maximum incentive award, which is equal to a specified percentage of operating income before taxes, reflects the maximum permissible payment of the aggregate amount of cash incentive and equity incentive awards and is set forth under column (E).

All Other Stock Awards (Column I)

This column represents awards granted in 2011 for fiscal 2010 performance. The restrictions on all restricted stock awards lapse in equal installments on the first, second and third anniversary of the date of grant. Further, the restrictions on these restricted stock awards lapse automatically upon the death of the grantee. Upon disability of the grantee, the restricted stock continues to vest for 12 months and, if the grantee remains on approved disability leave, then the unvested portion vests as of the first anniversary of the commencement of such disability leave. Holders of restricted stock have the right to vote and dividend rights, but do not have the right to dispose of their restricted stock awards.

Grant Date Fair Value of Restricted Stock (Column J)

These amounts reflect $25.80 per share, which was the closing price of the Company’s common stock on the trading day immediately preceding the grant date.

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Outstanding Equity Awards at Fiscal

Year-End Table

Primerica Awards:

The following table sets forth information regarding Primerica equity awards outstanding as of December 31, 2011, based on the closing price of the Company’s common stock on that date of $23.24 per share.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Shares or Units of Stock That Have Not Vested ($)
D. Richard Williams	04/01/10	383,334	(1)	$8,908,682
	02/22/11	19,379	(2)	$450,368

	Total	402,713		$9,359,050
John A. Addison, Jr.	04/01/10	383,334	(1)	$8,908,682
	02/22/11	19,379	(2)	$450,368

	Total	402,713		$9,359,050
Gregory C. Pitts	04/01/10	60,000	(1)	$1,394,400
	02/22/11	15,503	(2)	$360,290

	Total	75,503		$1,754,690
Alison S. Rand	04/01/10	66,667	(1)	$1,549,341
	02/22/11	15,503	(2)	$360,290

	Total	82,170		$1,909,631
Peter W. Schneider	04/01/10	76,667	(1)	$1,781,741
	02/22/11	17,441	(2)	$405,329

	Total	94,108		$2,187,070
Glenn J. Williams	04/01/10	76,667	(1)	$1,781,741
	02/22/11	17,441	(2)	$405,329

	Total	94,108		$2,187,070

(1)	Vests in equal installments on April 1, 2012 and April 1, 2013.
(2)	Vests in three equal annual installments beginning on February 22, 2012.

Citi Awards:

The following table sets forth information regarding Citi equity awards outstanding as of December 31, 2011. All share numbers and exercise prices reflect a 10-for-1 reverse stock split effected on May 9, 2011.

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) (1)	Option Exercise Price ($)	Option Expiration Date
D. Richard Williams	10/29/2009	4,893	$40.80	10/29/2015
John A. Addison, Jr.	10/29/2009	4,667	$40.80	10/29/2015
Gregory C. Pitts	10/29/2009	4,488	$40.80	10/29/2015
Alison S. Rand	10/29/2009	5,709	$40.80	10/29/2015
Peter W. Schneider	10/29/2009	8,114	$40.80	10/29/2015
Glenn J. Williams	10/29/2009	4,261	$40.80	10/29/2015

(1)	The options were scheduled to vest in three equal annual installments beginning on October 29, 2010, but vesting was accelerated to April 15, 2010 in connection with the IPO.

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Fiscal 2011 Option Exercises and Stock Vested Table

This table shows restricted stock held by our named executive officers for which restrictions lapsed during fiscal 2011. The dollar values shown in this table reflect the value realized on the vesting date, which differ from the grant date fair value disclosed elsewhere in this Proxy Statement.

	Stock Awards (1)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
D. Richard Williams	191,666	$4,845,316
John A. Addison, Jr.	191,666	$4,845,316
Gregory C. Pitts	30,000	$758,400
Alison S. Rand	33,333	$842,658
Peter W. Schneider	38,333	$969,058
Glenn J. Williams	38,333	$969,058

(1)	Includes shares that were withheld for the payment of taxes due upon the vesting of the restricted stock awards.
(2)	Represents the number of shares of the Company’s common stock vesting on April 1, 2011 multiplied by the closing stock price of the Company’s common stock of $25.28 on that date.

Pension Plan Table

The following table sets forth information for each of our named executive officers regarding each plan that provides for payments or other benefits at, following, or in connection with retirement. These benefits are all provided under Citi plans and Citi provided plan descriptions. Primerica does not have a pension plan.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
D. Richard Williams	The Citigroup Pension Plan	28.42	$249,785	$—
	Travelers Nonqualified Plan	22.42	$139,467	$—
John A. Addison, Jr.	The Citigroup Pension Plan	25.08	$—	$201,651
	Travelers Nonqualified Plan	19.08	$72,000	$1,847
Gregory C. Pitts (2)	The Citigroup Pension Plan	N/A	$—	$—
	Travelers Nonqualified Plan	N/A	$—	$—
Alison S. Rand	The Citigroup Pension Plan	12.92	$60,924	$—
	Travelers Nonqualified Plan	6.92	$7,343	$—
Peter W. Schneider	The Citigroup Pension Plan	7.50	$69,179	$—
	Travelers Nonqualified Plan	1.50	$10,225	$—
Glenn J. Williams	The Citigroup Pension Plan	8.00	$58,909	$—
	Travelers Nonqualified Plan	2.00	$5,156	$—

(1)	The material assumptions used in determining the present value of the plan benefits are (a) a discount rate of 4.70%, and (b) an interest credit rate on cash balance plan benefits of 3.70%.
(2)	Mr. Pitts’ pension benefits were fully paid in 2010.

The Citigroup Pension Plan.    The purpose of this broad-based, tax-qualified retirement plan is to provide retirement income on a tax-deferred basis to all U.S. employees of Citi, including Primerica’s employees through April 7, 2010, the closing date of the IPO. Effective January 1, 2002, this plan adopted a single cash balance benefit formula for most of the covered population, including our named executive officers. This benefit is expressed in the form of a hypothetical account balance. Benefit credits accrued annually at a rate between 1.5% and 6% of eligible compensation; the rate increased with age and service. Interest credits are applied annually to the prior year’s balance, and are based on the yield on 30-year Treasury bonds (as published by the Internal Revenue Service). Employees became

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eligible to participate in the Citigroup Pension Plan (the “Citi Pension Plan”) after one year of service, and benefits generally vested after three years of service. Effective December 31, 2006, the Citi Pension Plan was closed to new members, and effective December 31, 2007, future cash balance plan accruals ceased. All named executive officers were eligible for benefit accruals under this plan and continue to earn interest credits, like other participants.

Eligible compensation generally includes base salary and wages, plus shift differential and overtime (including any before-tax contributions to a 401(k) plan or other benefit plans), incentive awards paid in cash during such year, including any amount payable for such year, but deferred under a deferred compensation agreement, commissions paid during such year, any incentive bonus or commission granted during such year in the form of restricted stock or stock options under CAP, but excluding compensation payable after termination of employment, sign-on and retention bonuses, severance pay, cash and non-cash fringe benefits, reimbursements, tuition benefits, payment for unused vacation, any amount attributable to the exercise of a stock option, or attributable to the vesting of, or an 83(b) election with respect to, an award of restricted stock, moving expenses, welfare benefits, and payouts of deferred compensation. Annual eligible compensation was limited by Internal Revenue Service rules to $225,000 for 2007 (the final year of cash balance benefit accrual).

The normal form of benefit under the Citi Pension Plan is a joint and survivor annuity for married participants (payable over the life of the participant and spouse) and a single life annuity for unmarried participants (payable for the participant’s life only). Although the normal form of the benefit is an annuity, the hypothetical account balance is also payable as a single lump sum, at the election of the participant. The Citi Pension Plan’s normal retirement age is 65 years old. All optional forms of benefit under this formula available to our named executive officers are actuarially equivalent to the normal form of benefit. Benefits are eligible for commencement under the plan upon termination of employment at any age, so there is no separate eligibility for early retirement.

The Travelers Retirement Benefits Equalization Plan.    The Travelers Retirement Benefits Equalization Plan (the “Travelers Nonqualified Plan”), a nonqualified retirement plan, provides retirement benefits using the applicable Citi Pension Plan formula, but based on the Citi Pension Plan’s definition of (i) compensation, in excess of the Code’s qualified plan compensation limit ($170,000 for 2001), or (ii) benefits, in excess of the Code’s qualified plan benefit limit ($140,000 for 2001). In 1994, the Travelers Nonqualified Plan was amended to limit qualifying compensation under the plan to $300,000 and was further amended in 2001 to cease benefit accruals after 2001 for most participants (including the named executive officers).

All other terms of the Travelers Nonqualified Plan are the same as under the Citi Pension Plan, including definitions of eligible compensation and normal retirement age. The optional forms of benefit available under the Travelers Nonqualified Plan and their equivalent values are the same as those under the Citi Pension Plan.

Primerica 2012 Proxy Statement	45

Nonqualified Deferred Compensation Table

The following table provides information concerning the nonqualified deferred compensation of each of the named executive officers as of and for the year ended December 31, 2011. The amounts shown in the table represent the value of deferred stock granted to each named executive officer by Citi prior to April 1, 2010 under CAP as described above in “— Summary Compensation Table — Bonus (Column D)”.

Name	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
D. Richard Williams	($18,822)	$64,459	$24,270
John A. Addison, Jr.	($18,053)	$61,363	$23,274
Gregory C. Pitts	($5,611)	$19,527	$7,238
Alison S. Rand	—	—	—
Peter W. Schneider	($9,228)	$35,015	$11,935
Glenn J. Williams	($5,114)	$18,746	$6,607

Employment Agreements with Named Executive Officers

We entered into an employment agreements with each of our named executive officers as of August 19, 2010. Except as otherwise indicated, each of the employment agreements contains the same material terms and conditions, which are set forth below. The terms “cause,” “good reason” and “change of control” are defined in the applicable employment agreement and are summarized under “Executive Compensation — Potential Payments and Other Benefits Upon Termination or Change of Control.”

Positions and Employment Period

Pursuant to their respective employment agreements, Mr. R. Williams has been appointed Chairman of the Board and Mr. Addison has been appointed Chairman of Primerica Distribution, and both Messrs. R. Williams and Addison shall continue to serve as Co-Chief Executive Officers and shall continue to be nominated to serve on the Board.

Pursuant to their respective employment agreements: (i) Mr. Pitts shall continue to serve as the Company’s Executive Vice President and Chief Operating Officer; (ii) Ms. Rand shall continue to serve as the Company’s Executive Vice President and Chief Financial Officer; (iii) Mr. Schneider shall continue to serve as the Company’s Executive Vice President, General Counsel and Chief Administrative Officer; and (iv) Mr. G. Williams shall continue to serve as the Company’s President.

The initial term of each employment agreement ends: (i) with respect to each Co-Chief

Executive Officer, on August 19, 2015 and (ii) with respect to each named executive officer, other than a Co-Chief Executive Officer, on August 19, 2013. Each employment agreement will automatically renew for successive one-year periods, unless the Company or the executive provides 90 days prior written notice that the employment agreement will not be renewed.

Base Salary

Each Co-Chief Executive Officer’s annual base salary during the period of his employment shall be no less than $750,000, subject to annual review by the Compensation Committee for increase but not decrease pursuant to its normal performance review policies for senior executives. The annual base salary for each named executive officer, other than the Co-Chief Executive Officers, shall be $450,000, subject to annual review after the third anniversary of the employment agreement by the Compensation Committee pursuant to its normal performance review policies for senior executives and subject to increase or decrease as a result of such review.

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Annual Cash Bonus

Each Co-Chief Executive Officer will be eligible to receive an annual cash bonus upon achieving certain performance targets that shall be established in good faith by the Compensation Committee, with the threshold and target annual cash bonus amounts being equal to 100% and 200%, respectively, of the Co-Chief Executive Officer’s annual base salary. Each named executive officer, other than our Co-Chief Executive Officers, will be eligible to receive an annual cash bonus upon achieving certain performance targets that shall be established by the Compensation Committee, with such named executive officer’s target annual cash bonus opportunity to be determined by the Compensation Committee based upon the recommendations of the Co-Chief Executive Officers. At the Compensation Committee’s discretion, the Company may pay a portion of each annual bonus for any named executive officer in the form of restricted stock or RSUs, subject to certain restrictions.

Long-Term Incentive Awards

Beginning in 2011, each named executive officer is eligible to receive, in the good faith discretion of the Compensation Committee, annual equity compensation awards granted pursuant to the Company’s long-term incentive compensation arrangements, which awards will be granted based on the performance of both the named executive officer and the Company and, in the case of the Co-Chief Executive Officers, will have time-based vesting. Upon the termination of a Co-Chief Executive Officer’s employment (i) by the Company without cause or due to the Co-Chief Executive Officer’s disability or the Company’s nonrenewal of his employment agreement or (ii) by the Co-Chief Executive Officer for good reason or as a result of the Co-Chief Executive Officer’s death, any long-term incentive award granted to the Co-Chief Executive Officer under his employment agreement will either vest immediately or continue to vest in accordance with the award’s original vesting schedule, as determined by the Compensation Committee.

Post-Termination Payments

The material terms and conditions of the severance provisions of the employment agreements are set forth below.

For Cause or By the Named Executive Officer Without Good Reason. If a named executive officer terminates his or her employment without good reason, then the Company shall pay the named executive officer any accrued but unpaid annual base salary, any accrued but unused vacation pay, any accrued but unpaid annual bonus for the fiscal year prior to the year of termination and any amounts or benefits due to the named executive officer as of the date of his or her termination under the Company’s plans or programs (together, “Accrued Compensation”). If a named executive officer is terminated by the Company for cause, then the named executive officer shall also be entitled to receive from the Company the Accrued Compensation, except that he or she will not be entitled to his or her annual bonus for the previous fiscal year of the Company.

In addition, if a Co-Chief Executive Officer’s employment is terminated for cause or without good reason (other than as a result of the Co-Chief Executive Officer’s nonrenewal of his employment agreement), then the Company shall provide (unless the Co-Chief Executive Officer is terminated for gross misconduct) the Co-Chief Executive Officer, his spouse and his dependents with medical (including vision and dental) benefits under a Company-sponsored plan for a period of 18 months following the date of termination so long as the Co-Chief Executive Officer pays any applicable premiums and is not employed with another employer and covered by an employer-sponsored plan providing substantially equivalent medical benefits. During this 18-month period, the Company will pay to the Co-Chief Executive Officer a monthly amount equal to the premium required to be paid by the Co-Chief Executive Officer for such benefits (the “Co-CEO Extended Benefits”). Furthermore, if a Co-Chief Executive Officer terminates his employment without good reason after the fifth anniversary of his employment agreement, or upon written agreement between the Co-Chief Executive Officer and the Company prior to the fifth

Primerica 2012 Proxy Statement	47

anniversary of his employment agreement, then the Co-Chief Executive Officer, his spouse at the time his employment agreement is executed (the “Covered Spouse”) and his dependents from his marriage to the Covered Spouse (collectively, the “Covered Persons”) shall be entitled to participate in the Company’s medical (including vision and dental) plans until the later of the Co-Chief Executive Officer’s death or the death of his Covered Spouse (such coverage, which in all cases is (i) subject to the Co-Chief Executive Officer or his Covered Spouse paying to the Company an amount equal to the fair market value thereof and (ii) secondary to any Medicare benefit for which the Covered Persons are eligible, is hereinafter referred to as the “Ongoing Health Coverage”).

Death or Disability. If a named executive officer’s employment is terminated as a result of his or her death or disability, then the Company shall pay to the named executive officer or his or her estate (if termination results from the named executive officer’s death) the Accrued Compensation and a pro-rated annual bonus (based on actual performance) for the fiscal year of the termination (the “Pro-Rated Bonus”). In the case of termination of a Co-Chief Executive Officer as a result of death or disability, the Company also (i) shall provide to the Co-Chief Executive Officer the Co-CEO Extended Benefits and (ii) under certain circumstances and subject to certain restrictions, shall provide to the Co-Chief Executive Officer (if termination resulted from his disability) and the other Covered Persons the Ongoing Health Coverage. In the case of termination of any named executive officer, other than a Co-Chief Executive Officer, as a result of death or disability, the Company also shall provide to the named executive officer and his or her dependents for a period of 18 months following the date of such termination medical (including vision and dental) benefits and life insurance coverage equal to those that would have been provided to the named executive officer and to such dependents under a Company-sponsored plan if the named executive officer’s employment had not been terminated (so long as the named executive officer pays any applicable premiums and is not employed with another employer and covered by an employer-sponsored plan providing substantially equivalent medical or life insurance benefits). During this 18-month period, the Company will pay to the named executive officer a monthly amount equal to the premium required to be paid by the named executive officer for such benefits (the “NEO Extended Benefits”).

By Executive For Good Reason or by the Company Without Cause. If a Co-Chief Executive Officer’s employment is terminated (i) by the Co-Chief Executive Officer for good reason or (ii) by the Company for any reason other than cause, death or disability, or as a result of the Company’s nonrenewal of the employment agreement, then, subject to the Co-Chief Executive Officer’s timely execution and delivery of a release of claims against the Company, the Company shall (a) pay to the Co-Chief Executive Officer the Accrued Compensation and Pro-Rated Bonus; (b) pay to the Co-Chief Executive Officer in a lump sum in cash, no later than the 60th day following his termination, an amount equal to two times the sum of the Co-Chief Executive Officer’s annual base salary and target bonus as of the date of his termination, provided that such amount shall be three times the sum of his annual base salary and target bonus as of the date of his termination in the event that his termination occurs in anticipation of or during the two-year period following a change of control; (c) provide to the Co-Chief Executive Officer the Co-CEO Extended Benefits; and (d) provide to the Co-Chief Executive Officer the Ongoing Health Coverage.

If a named executive officer’s, other than the Co-Chief Executive Officer’s, employment is terminated (i) by such named executive officer for good reason or (ii) by the Company for any reason other than cause, death or disability, or as a result of the Company’s nonrenewal of his or her employment agreement, then, subject to the named executive officer’s timely execution and delivery of a release of claims against the Company, the Company shall (A) pay to such named executive officer Accrued Compensation and the Pro-Rated Bonus; (B) pay to such named executive officer in a lump sum in cash, no later than the 60th day following the named executive officer’s termination, an amount

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equal to one times the sum of the named executive officer’s annual base salary and target bonus as of the date of the named executive officer’s termination, provided that such amount shall be one-point-five times the sum of his or her annual base salary and target bonus as of the date of termination in the event that his or her termination occurs in anticipation of or during the two-year period following a change of control; and (C) provide to such named executive officer the NEO Extended Benefits.

Nonrenewal. If a named executive officer is terminated as a result of nonrenewal of his or her employment agreement, then the Company shall pay to the named executive officer the Accrued Compensation and Pro-Rated Bonus and, if a Co-Chief Executive Officer is so terminated, the Co-CEO Extended Benefits and the Ongoing Health Coverage.

Restrictive Covenants

Each named executive officer is prohibited from disclosing any confidential information or trade secrets of the Company during the period of his or her employment and for a two-year period following his or her termination, and the Company retains ownership of any work product and inventions developed by the named executive officer during the period of his or her employment (but each Co-Chief Executive Officer retains the right to use speeches, addresses and presentations made during such period). Additionally, during the period of the named executive officer’s employment and for an 18-month period following his or her termination, each named executive officer is prohibited from recruiting, except during the period of his or her employment in connection with satisfying his or her duties to the Company, any person who is or was at any time during the previous six months an employee or representative of the Company or any of its affiliates. Finally, each named executive officer is prohibited from competing with, or soliciting the business of any of the clients or customers (with whom the executive had material contact during the 12 months prior to termination) of, the Company during the period of his or her employment and for an 18-month period following such termination; provided, however, the 18-month non-competition period shall be reduced to nine months for a named executive officer whose employment agreement is not renewed by the Company. This restriction on competition extends to any business or entity that engages in, or is working to engage in, the network marketing of life, auto or property insurance products, mutual funds, variable annuities or securities similar to those offered by the Company, to the extent operating in the United States, Canada or any other territory in which the Company operates prior to, or on the date of, termination of the named executive officer’s employment. Notwithstanding the foregoing, being employed by, or providing services to, or holding compensatory equity of, an employer with a business that competes with the Company’s business, standing alone, does not constitute competition by a named executive officer for purposes of his or her employment agreement so long as: (i) the employer has more than one discrete and readily distinguishable part of its business and (ii) the named executive officer’s duties are not in a material manner at or involving the part of the business of the employer that competes with the Company’s business.

Primerica 2012 Proxy Statement	49

Potential Payments and Other Benefits Upon Termination or Change of Control

The following table sets forth the potential benefits that each named executive officer would be entitled to receive upon termination of employment in the situations outlined below. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the named executive officers, which would only be known at the time that they become eligible for payment. The amounts shown in the table are the amounts that could be payable under existing plans and arrangements if the named executive officer’s employment had terminated on December 31, 2011. The table below does not include amounts to which the named executive officers would be entitled that are already described in the compensation tables appearing earlier in this Proxy Statement, including the value of equity awards that have already vested. The definitions of “cause,” “good reason” and “change of control” follow the table.

A = Severance arrangement for termination without cause or for good reason

B = Termination for cause

C = Termination without good reason

D = Termination without cause after a change of control

E = Death or disability

Name		Cash Severance		Bonus Earned as of Event Date (1)	Sec 280G Excise Tax and Related Gross- Up (2)	Total Cash Payments	Vesting of Unvested Long-Term Awards (3)	Health and Welfare Continuation (4)
D. Richard Williams	A	$4,500,000	(5)	$1,494,375	—	$5,994,375	$9,359,050	$28,136
	B	—		—	—	$0	—	$28,136	(9)
	C	—		$1,494,375	—	$1,494,375	—	$28,136
	D	$6,750,000	(6)	$1,494,375	$5,881,030	$14,125,405	$9,359,050	$28,136
	E	—		$1,494,375	—	$1,494,375	$9,359,050	$28,136
John A. Addison, Jr.	A	$4,500,000	(5)	$1,494,375	—	$5,994,375	$9,359,050	$28,136
	B	—		—	—	$0	—	$28,136	(9)
	C	—		$1,494,375	—	$1,494,375	—	$28,136
	D	$6,750,000	(6)	$1,494,375	$5,374,160	$13,618,535	$9,359,050	$28,136
	E	—		$1,494,375	—	$1,494,375	$9,359,050	$28,136
Gregory C. Pitts	A	$700,000	(7)	$249,250	—	$949,250	$1,754,690	$24,333
	B	—		—	—	$0	—	—
	C	—		$249,250	—	$249,250	—	—
	D	$1,048,875	(8)	$249,250	—	$1,298,125	$1,754,690	$24,333
	E	—		$249,250	—	$249,250	$1,754,690	$24,333
Alison S. Rand	A	$750,000	(7)	$299,100	—	$1,049,100	$1,909,631	$16,034
	B	—		—	—	$0	—	—
	C	—		$299,100	—	$299,100	—	—
	D	$1,123,650	(8)	$299,100	—	$1,422,750	$1,909,631	$16,034
	E	—		$299,100	—	$299,100	$1,909,631	$16,034
Peter W. Schneider	A	$1,050,000	(7)	$598,200	—	$1,648,200	$2,187,070	$24,333
	B	—		—	—	$0	—	—
	C	—		$598,200	—	$598,200	—	—
	D	$1,572,300	(8)	$598,200	—	$2,170,500	$2,187,070	$24,333
	E	—		$598,200	—	$598,200	$2,187,070	$24,333
Glenn J. Williams	A	$860,000	(7)	$408,770	—	$1,268,770	$2,187,070	$24,333
	B	—		—	—	$0	—	—
	C	—		$408,770	—	$408,770	—	—
	D	$1,288,155	(8)	$408,770	—	$1,696,925	$2,187,070	$24,333
	E	—		$408,770	—	$408,770	$2,187,070	$24,333

(1)	Our named executive officers are entitled to a pro rata share of the current fiscal year bonus in the event of termination without cause or after a change of control. Amounts in this table assume a termination date of December 31, 2011 and reflect actual incentive compensation earned for fiscal 2011 performance.
(2)	Section 4999 of the Internal Revenue Code imposes a nondeductible excise tax on the recipient of certain compensation payments defined in Section 280G that are made to an executive contingent upon a change-in-control and equal or exceeds three times the average base compensation payable to the executive. In the event an excise tax is imposed by Section 4999 in connection with a payment made prior to the third anniversary of the IPO, Messrs. R. Williams and Addison would be entitled to receive a gross-up payment in order to put them in the same after-tax position that they would have been in had they not been subject to the excise tax.

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(3)	The value of restricted shares is the closing price of the Company’s common stock on December 31, 2011 multiplied by the number of restricted shares. The closing price of the Company’s common stock on December 31, 2011 on the NYSE was $23.24 per share. Upon termination without cause, due to death or disability, or for good reason, the equity awards automatically vest in accordance with their terms.
(4)	Health and welfare benefits are continued for up to 18 months from the separation date based on current elections and plan premiums.
(5)	Cash severance is equal to 200% of the sum of current annual base salary and target bonus.
(6)	Cash severance is equal to 300% of the sum of current annual base salary and target bonus.
(7)	Cash severance is equal to 100% of the sum of current annual base salary and target bonus.
(8)	Cash severance is equal to 150% of the sum of current annual base salary and target bonus.
(9)	Health and welfare would not be paid in the event the named executive officer was terminated for gross misconduct.

A named executive officer’s rights upon the termination of his or her employment will depend upon the circumstances of the termination. Central to an understanding of the rights of each named executive officer under the employment agreements is an understanding of the definitions of “cause,” “good reason” and “change of control” that are used in those agreements.

Cause means: (i) the named executive officer’s willful misconduct or gross negligence that causes material harm to the Company; (ii) the named executive officer’s habitual substance abuse; (iii) the named executive officer’s willful and continued failure (other than as a result of physical or mental incapacity) to perform the duties of the named executive officer’s position or to follow the legal direction of the Board following written notice from the Board specifying such failure; (iv) the named executive officer’s being convicted of, or pleading guilty or nolo contendere to a felony or a crime involving moral turpitude; (v) the named executive officer’s willful theft, embezzlement or act of comparable dishonesty against the Company; or (vi) a material breach by the named executive officer of his or her employment agreement, which breach is not (if curable) cured by the executive within 30 days following his receipt of written notice thereof.

For purposes of the definition of “cause,” no act or failure to act by the named executive officer shall be considered willful unless it is done, or omitted to be done, in bad faith and without reasonable belief that the named executive officer’s action or omission was in the best interests of the Company.

Good Reason means: in the absence of the named executive officer’s written consent, (i) a material diminution by the Company in the named executive officer’s annual base salary or a material diminution in the named executive officer’s target bonus opportunity as a percentage of the named executive officer’s annual base salary (as determined by the terms of the named executive officer’s employment agreement); (ii) a material diminution in the named executive officer’s authority, duties or responsibilities; (iii) a material diminution in the named executive officer’s reporting relationship that is inconsistent with the terms of the position and duties section of the named executive officer’s employment agreement; (iv) the Company requiring the named executive officer’s principal business location to be at any office or location more than 50 miles from the named executive officer’s principal business location as of immediately prior to such relocation (other than to an office or location closer to the named executive officer’s home residence); or (v) any material breach of the named executive officer’s employment agreement by the Company.

Change of Control means: (i) any person, other than Citi or Warburg Pincus, is or becomes a beneficial owner of securities of the Company representing 35 percent or more of the combined voting power of the Company’s then outstanding securities (other than through acquisitions from Citi or the Company); (ii) any plan or proposal for the dissolution or liquidation of the Company is adopted by the stockholders of the Company; (iii) individuals who constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but

Primerica 2012 Proxy Statement	51

excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; (iv) all or substantially all of the assets of the Company are sold, transferred or distributed; or (v) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company, in each case, with respect to which the stockholders of the Company immediately prior to such transaction do not, immediately after the transaction, own more than 50 percent of the combined voting power of the Company or other entity resulting from such transaction (disregarding, in each case, Citi) in substantially the same respective proportions as such stockholders’ ownership of the voting power of the Company immediately before such transaction.

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AUDIT COMMITTEE MATTERS

Audit Committee Report

The Audit Committee reports as follows with respect to the audit of the Company’s consolidated financial statements for the year ended December 31, 2011:

The Audit Committee’s responsibility is to monitor and oversee the Company’s financial reporting, internal controls and audit functions, and it operates under a written charter adopted by the Board. The Audit Committee has reviewed and discussed the consolidated financial statements for the year ended December 31, 2011 with management and KPMG, the Company’s independent registered public accounting firm for fiscal 2011. Management is responsible for the presentation and integrity of the Company’s consolidated financial statements; selecting accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act); establishing and maintaining internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting for fiscal 2011; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting.

KPMG was responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles. The Audit Committee reviewed KPMG’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 related to its audit of the consolidated financial statements.

The Audit Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” As amended (AICPA, Professional Standards Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, KPMG has provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and the Audit Committee has discussed with KPMG the firm’s independence.

Based on the foregoing discussions with and reports of management and the independent auditors of the Company and the Audit Committee’s review of the representations of management, the Audit Committee recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2011 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC.

AUDIT COMMITTEE:

Robert F. McCullough, Chair

P. George Benson

Barbara A. Yastine

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Fees and Services of the Independent Registered Public Accounting Firm

Pursuant to an appointment by the Audit Committee, KPMG has served as the Company’s independent registered public accounting firm for fiscal 2011 and has audited the accounts of the Company and its subsidiaries for such year.

Fees Paid to the Independent Registered Public Accounting Firm

The following table sets forth the aggregate fees that KPMG billed to the Company for the fiscal years ended December 31, 2011 and 2010. All of the fees were approved by the Audit Committee in accordance with its policies and procedures. See “— Pre-Approval of Services Performed by the Independent Registered Public Accounting Firm.”

	Fiscal 2011		Fiscal 2010
	(In thousands)
Audit fees (1)	$3,434		$2,566
Audit-related fees (2)	88		—
Tax fees (3)	117		122
All other fees	—		—

Total fees	$3,639	(4)	$2,688

(1)	Reflects fees for professional services performed for the annual audit, quarterly reviews of the Company’s consolidated and condensed financial statements, statutory audits of the Company’s subsidiaries and other regulatory filings and public offering documents.
(2)	Reflects fees for a Canadian benefit plan audit, an Internal Control Report issued on behalf of a subsidiary of the Company, and expenses related to the New York State Regulatory Examination.
(3)	Rreflects fees for tax compliance services.
(4)	Excludes certain fees billed in 2012 for work performed in 2011.

The increase in aggregate fees was primarily due to the Company’s compliance with Section 404 of the Sarbanes-Oxley Act regarding internal control over financial reporting, additional statutory audit requirements, fees associated with the Company’s secondary offerings, as well as the timing of actual billings. Non-audit fees (consisting of tax fees and all other fees) represented 3.2% of total fees in fiscal 2011.

Pre-Approval of Services Performed by the Independent Registered Public Accounting Firm

The Company has adopted a policy regarding pre-approval of non-audit services to be performed by the Company’s independent registered public accounting firm. Specifically, non-audit fees to be incurred by the Company’s independent registered public accounting firm for services permitted by the Sarbanes-Oxley Act to be performed by such firm must be approved in advance by the Audit Committee Chair (for individual projects in amounts up to $100,000) or the Audit Committee.

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RELATED PARTY TRANSACTIONS

Policies and Procedures Governing Related Party Transactions

Our Board has adopted a written policy with respect to related party transactions. This policy provides procedures for the review, and approval or ratification, of certain transactions involving related parties required to be reported under applicable rules of the SEC. The policy, which is administered by our Audit Committee, applies to any transaction or series of transactions in which we or one of our subsidiaries is a participant, the amount involved exceeds or may be expected to exceed $120,000 in any fiscal year and a related party has a direct or indirect material interest. Certain transactions, including those contemplated by the intercompany agreement described under the heading “— Transactions with Citigroup — Intercompany Agreement”, are excluded from the definition of related party transactions. Under the policy, a related party includes (i) any person who is or was, since the beginning of the last fiscal year, a director, executive officer or nominee for election as a director, (ii) a greater than 5% beneficial owner of any class of our voting securities, (iii) an immediate family member of either of the foregoing persons or (iv) any entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position in which such person has a 5% or greater beneficial ownership interest. Related party transactions are referred to our Audit Committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, our Audit Committee will approve or ratify a related party transaction only if it determines the transaction is in, or is not inconsistent with, the best interests of the Company and our stockholders.

Transactions with Citigroup

As of December 31, 2011, Citi no longer had an ownership interest in Primerica. In connection with the IPO, we entered into certain agreements and transactions with Citi. The following descriptions of such agreements and transactions are summaries only and are qualified in their entirety by reference to the complete documents, each of which has been filed as an exhibit to the 2011 Form 10-K.

Citi Reinsurance Transactions

In connection with the IPO, we entered into certain reinsurance transactions with certain Citi subsidiaries, as more fully described below.

Primerica Life Reinsurance Transactions

80% Coinsurance Agreement. Immediately prior to the completion of our IPO, Primerica Life, as ceding insurer, entered into an 80% coinsurance agreement with Prime Reinsurance Company (“Prime Re”), then a wholly owned subsidiary of Primerica Life. Pursuant to these reinsurance agreements, we distributed to Citi all of the issued and outstanding common stock of Prime Re. Under that agreement, Primerica Life ceded 80% of certain liabilities and benefits associated with its term life insurance policies that were in force at year-end 2009. In consideration of Prime Re assuming those policy liabilities, ongoing reinsurance premiums paid by Primerica Life to Prime Re are net of premiums paid on then current reinsurance placed with third-party reinsurers. In connection with the block of business that Primerica Life ceded to Prime Re under the 80% coinsurance agreement, we paid to (received from) Prime Re the following amounts:

Year ended December 31, 2011
(In millions)
Reinsurance premiums	$856.0
Claims	(309.3)
Ceding allowance	(123.2)

Year-to-date net cash payments/settlements	$423.5

Under the 80% coinsurance agreement with Prime Re, Primerica Life continues to be

Primerica 2012 Proxy Statement	55

responsible for the administration of the businesses ceded, including paying claims and benefits in accordance with its current policy administration practices. Prime Re has not assumed responsibility for any administration of the ceded business.

Primerica Life continues to maintain its current reinsurance program with third-party reinsurers and has no current intention of terminating or materially modifying such reinsurance program. To the extent we purchase new yearly-renewable term (“YRT”) reinsurance on policies reinsured by Prime Re, we are required to obtain the prior approval of Prime Re. To the extent any current reinsurance is terminated or a reinsurer fails to pay on its obligations, Prime Re will assume 80% of the claim amounts not otherwise covered by such YRT reinsurance, and we will assume the remainder that is not otherwise covered by the 10% coinsurance agreement discussed under “—10% Coinsurance Agreement.”

Prime Re has established monthly settlement procedures by which Primerica Life and Prime Re settle amounts due to each other, including reimbursing Primerica Life for claims under the term life insurance business covered by the agreements. Prime Re is also obligated to pay Primerica Life a monthly expense allowance to reimburse Primerica Life for its expenses in administering the business, including the payment of commissions and premium taxes.

The business reinsured under the 80% coinsurance agreement excludes any policy converted at the end of its term for which the initial level premium period ends on or after January 1, 2017. The original initial level premium period of any policy references the period beginning with the original issue date of coverage and ending with the first premium increase date identified within the policy on which premiums for coverage will increase without a corresponding increase in the terms or limits of coverage. A conversion refers to the issuance by Primerica Life of new coverage in replacement of a coverage under a policy pursuant to an option granted under the terms of such policy. Policies issued as a result of end-of-term conversions are considered to be new policies that can contractually be excluded from the terms of a coinsurance agreement.

Additionally, Primerica Life is allowed to recapture the business ceded to Prime Re if:

•	Prime Re is insolvent;

•	Prime Re is unable (subject to a cure period) to provide full statutory financial statement credit to Primerica Life for the reinsurance ceded under the 80% coinsurance agreement;

•	Prime Re has materially breached a covenant, representation or warranty within the agreement, subject to a cure period;

•	Prime Re fails in any material respect to fund the trust account required to be established under the 80% coinsurance agreement, subject to a cure period; or

•

Citi fails to maintain sufficient capital in Prime Re, pursuant to the Capital Maintenance Agreement between Citi and Prime Re, within 45 calendar days of any demand for payment by or on behalf of Primerica Life, and any 45-day extension thereof as consented to by Primerica Life, which consent may not be unreasonably conditioned, delayed or withheld, for a total of not more than 90 days to obtain such consent; provided that Primerica Life will not be required to consent to extend such period beyond an additional 45 days.

Primerica Life also has the right to recapture certain policies held or issued as a result of end-of-term renewals that occur after the original initial level premium period of any policy that reaches the end of the original initial level premium period on or after January 1, 2017. Policies issued as a result of an end-of-term renewal are not excluded from the terms of the 80% coinsurance agreement and may only be recaptured at Primerica Life’s option.

In the event of a recapture as a result of the above recapture provisions, Primerica Life is not required to pay a recapture fee to Prime Re. Primerica Life will, however, be required to pay a recapture fee in the event of recapture due to a failure to obtain full statutory financial

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statement credit for such reinsurance resulting from actions taken by Primerica Life.

In connection with the 80% coinsurance agreement, the parties also entered into a Monitoring and Reporting Agreement which permits Prime Re to monitor the management, administration and financial performance of the reinsured policies so long as Citi remains the ultimate controlling party of Prime Re.

The 80% coinsurance agreement terminates when there are no more liabilities arising out of the book of business covered by the agreement. The 80% coinsurance agreement may only be amended or assigned with the written consent of both parties. Massachusetts law governs this coinsurance agreement.

80% Coinsurance Trust Agreement. To secure the payment by Prime Re of its obligations to Primerica Life under the 80% coinsurance agreement, Prime Re is required to maintain in a trust account qualifying assets with an aggregate fair market value at least equal to the reinsurance obligations owed by Prime Re to Primerica Life under the 80% coinsurance agreement. The Bank of New York Mellon (“BNYM”), as trustee, is administering the trust account solely for the benefit of Primerica Life. The trust must comply with Massachusetts statutory credit for reinsurance requirements.

Primerica Life is permitted to withdraw from the trust account any amounts due to it pursuant to the terms of the 80% coinsurance agreement and not otherwise paid by Prime Re. Prime Re is not permitted to withdraw or substitute assets in the trust account so as to reduce the aggregate fair market value of assets in the trust accounts to less than the aggregate amount of Prime Re’s obligations to Primerica Life under the 80% coinsurance agreement. There is also a limit on the types of assets Prime Re is permitted to place in the trust account. All interest, dividends and other income earned on the trust account will be the property of Prime Re and will be deposited in a bank account maintained by Prime Re outside of the trust agreement.

10% Coinsurance Agreement. Immediately prior to the completion of our IPO, Primerica Life, as ceding insurer, entered into a 10% coinsurance agreement with Prime Re relating to the same book of business which is currently reinsured under the 80% coinsurance agreement. Under that agreement, Primerica Life ceded 10% of certain liabilities and benefits associated with its term life insurance policies that were in force at year-end 2009. Ongoing reinsurance premiums paid by Primerica Life to Prime Re will be net of premiums paid on then current YRT reinsurance placed with third-party reinsurers. In connection with the block of business that Primerica Life ceded to Prime Re under the 10% coinsurance agreement, Primerica Life paid to (received from) Prime Re the following amounts:

Year ended December 31, 2011
(In millions)
3% Finance charge on excess reserves	$11.5
Funding of required balance for the economic reserve trust	9.9
Interest credit	(2.0)

Year-to-date net cash payments/settlements	$19.4

The remaining material terms of the 10% coinsurance agreement are substantially similar to those of the 80% coinsurance agreement, with the exceptions noted below.

In connection with the 10% coinsurance agreement with Prime Re, Primerica Life is receiving the economic benefits of the reinsured book of business through an experience refund being paid to Primerica Life by Prime Re. The term experience refund means a payment that serves to refund all premiums received less a finance charge of 3% of excess reserves, and less allowances to Prime Re and claims paid under the 10% coinsurance agreement, with the claims deducted being subject to a maximum amount. Economic reserves based on best estimate assumptions at the start of the agreement were funded by Primerica Life and are currently maintained in a trust with Primerica Life receiving interest from the trust. Statutory reserves in excess of the economic reserves based on best estimate assumptions were funded by Prime Re and are currently

Primerica 2012 Proxy Statement	57

maintained in a separate trust, with a finance charge of 3%. Excess reserves are equal to the difference between our required statutory reserves and the amount we determine is necessary to satisfy obligations under our in-force policies, which is referred to as our economic reserves.

10% Coinsurance Trust Agreements. To secure the payment by Prime Re of its obligations to Primerica Life under the 10% coinsurance agreement, Prime Re is required to maintain in two separate trust accounts qualifying assets with an aggregate fair market value at least equal to the reinsurance obligations owed by Prime Re to Primerica Life under the 10% coinsurance agreement. The first trust must maintain an amount equal to the reinsurance obligations owed by Prime Re to Primerica Life under the 10% coinsurance agreement on the economic reserves of the business covered by the 10% coinsurance agreement. The economic reserves are determined pursuant to the terms of the 10% coinsurance agreement. Under the first trust, all interest, dividends and other income earned on the assets in the trust account are being deposited into the trust account. The second trust must maintain an amount equal to the reinsurance obligations owed by Prime Re to Primerica Life under the 10% coinsurance agreement on the statutory reserves in excess of the economic reserve of the business covered by the 10% coinsurance agreement. BNYM, as trustee, is administering each of the trust accounts solely for the benefit of Primerica Life. Each trust must comply with Massachusetts statutory credit for reinsurance requirements.

With the exceptions discussed in the immediately preceding paragraph, the material terms of the 10% coinsurance trust agreement are substantially similar to those of the 80% coinsurance trust agreement.

Capital Maintenance Agreement. Pursuant to a Capital Maintenance Agreement entered into between Citi and Prime Re, Citi has agreed to maintain sufficient capital in Prime Re to maintain Prime Re’s risk-based capital at not less than 250% of its Company Action Level, which is defined by its state regulator, the Vermont Department of Insurance, as the product of two times the risk-based capital (“RBC”) determined under the Vermont Department of Insurance’s RBC formula. In no event will Citi’s obligations under the Capital Maintenance Agreement exceed $512 million in the aggregate, and after the first five years of the Capital Maintenance Agreement, the maximum amount payable will be an aggregate amount equal to the lesser of $512 million or 15% of Prime Re’s statutory reserves.

Without the consent of Primerica Life and the Massachusetts Division of Insurance, Prime Re will neither assign nor amend the Capital Maintenance Agreement. The Capital Maintenance Agreement terminates upon the earlier to occur of: (i) the termination of Prime Re’s obligations to us under the 80% and 10% coinsurance agreements described above or (ii) Citi’s or its affiliate’s contributions totaling or exceeding $512 million to Prime Re or the reduced amount of the obligation as determined after the fifth year, in the aggregate.

Prime Reinsurance Company Covenants. In addition to the terms of the coinsurance agreements stated above, Prime Re has also agreed to additional covenants that it will not:

•	engage in any business, other than the business provided by or relating to the 80% coinsurance agreement and the 10% coinsurance agreement;

•	write or assume any insurance or reinsurance risks that are not part of the business covered by the 80% coinsurance agreement and the 10% coinsurance agreement;

•

declare and pay distributions or dividends with respect to its common stock to Citi or any other equity owner of Prime Re unless Prime Re’s Total Adjusted Capital (which is defined by the Vermont Department of Insurance as the sum of an insurer’s statutory capital and surplus reported in such insurer’s annual statement under Title 8 Section 3561 of the Vermont Statute and such other items, if any, as the RBC instructions may provide), immediately following any such distribution or dividend is not less than 250% of its Company Action Level; and

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•

without the prior consent of the Massachusetts Division of Insurance, amend the 80% coinsurance agreement, the 10% coinsurance agreement, the 80% coinsurance trust agreement or the 10% coinsurance trust agreement.

NBLIC Reinsurance Transaction

NBLIC Coinsurance Agreement. Immediately prior to the completion of our IPO, National Benefit Life Insurance Company (“NBLIC”), our wholly owned New York insurance subsidiary, as ceding insurer, entered into a 90% coinsurance agreement with American Health and Life Insurance Company, an indirect subsidiary of Citi (“AHL”). Under that agreement, NBLIC ceded 90% of certain liabilities and benefits associated with its term life insurance policies that were in force at year-end 2009. Ongoing reinsurance premiums paid by NBLIC to AHL are net of premiums paid on their current YRT reinsurance placed with third-party reinsurers. In connection with the block of business that NBLIC ceded to AHL under the 90% coinsurance agreement, NBLIC paid to (received from) AHL the following amounts:

Year ended December 31, 2011
(In millions)
Reinsurance premiums	$48.1
Claims	(4.7)
Ceding allowance	(14.8)

Year-to-date net cash payments/settlements	$28.6

AHL has established monthly settlement procedures by which NBLIC and AHL settle amounts due to each other and to reimburse NBLIC for claims under the term life insurance business covered by the agreement. AHL is also obligated to pay NBLIC a monthly expense allowance to reimburse NBLIC for its expenses in administering the business, including commissions and premium taxes on the reinsured business.

The 90% coinsurance agreement may be terminated either by mutual written consent of the parties or, after the third year, by AHL if NBLIC fails to pay AHL any amounts owed under the agreement, subject to a cure period.

The remaining terms of the NBLIC coinsurance agreement are substantially similar to those of the 80% coinsurance agreement between Primerica Life and Prime Re discussed above. In addition, the parties also executed a monitoring and reporting agreement between NBLIC and AHL.

NBLIC Trust Agreement. To secure the payment of AHL’s obligations to NBLIC under the NBLIC coinsurance agreement, AHL is required to maintain in a trust account qualifying assets with an aggregate fair market value at least equal to the reinsurance obligations owed by AHL to NBLIC under the 90% coinsurance agreement. BNYM is administering the trust accounts solely for the benefit of NBLIC. The trust will comply with New York statutory credit for reinsurance requirements and will be governed by New York law.

The remaining material terms of the NBLIC trust agreement are substantially similar to those of the 80% coinsurance trust agreement for Primerica Life discussed above.

Over-Collateralization of the Trust. In connection with the 90% coinsurance agreement between NBLIC and AHL, AHL has agreed that on any determination date as provided for in the 90% coinsurance agreement, if the aggregate amount of assets in the trust account do not have a fair market value at least equal to 115% of AHL’s obligations to NBLIC under the 90% coinsurance agreement, AHL will be required to deposit additional qualifying assets in order to maintain the aggregate fair market value of the trust account assets at such amount.

Primerica Life Canada Reinsurance Transaction

Primerica Life Canada Coinsurance Agreement. Immediately prior to the completion of our IPO, Primerica Life Insurance Company of Canada (“Primerica Life Canada”), our wholly owned Canadian life insurance subsidiary, as ceding insurer, entered into an 80% coinsurance agreement with Financial Reassurance Company 2010 Ltd., an indirect subsidiary of Citi (“FRAC”) Under that

Primerica 2012 Proxy Statement	59

agreement, Primerica Life Canada ceded 80% of certain liabilities and benefits associated with its term life insurance policies that were in force at year-end 2009. Ongoing reinsurance premiums paid by Primerica Life Canada to FRAC are net of premiums paid on their current YRT reinsurance placed with third-party reinsurers. In connection with the block of business that Primerica Life Canada ceded to FRAC, Primerica Life Canada paid to (received from) FRAC the following amounts:

	Year ended December 31, 2011
	(In millions)
Reinsurance premiums	C$	156.2
Claims		(53.9)
Ceding allowance		(16.3)

Year-to-date net cash payments/settlements	C$	86.0

FRAC established monthly settlement procedures by which Primerica Life Canada and FRAC settle amounts due to each other, including the reimbursement of Primerica Life Canada for claims under the term life insurance business covered by such agreement. FRAC is also obligated to pay Primerica Life Canada a monthly expense allowance to reimburse Primerica Life Canada for its expenses in administering the business, including commissions and premium taxes on the reinsured business.

The remaining terms of the Primerica Life Canada coinsurance agreement are substantially similar to those of the 80% coinsurance agreement discussed above. In addition, the parties also executed a monitoring and reporting agreement between Primerica Life Canada and FRAC

Primerica Life Canada Trust Agreement. To secure the payment by FRAC of its obligations to Primerica Life Canada under the Primerica Life Canada coinsurance agreement, FRAC is required to maintain in a trust account qualifying assets with an aggregate fair market value at least equal to the greater of the reinsurance obligations owed by FRAC to Primerica Life Canada under the Primerica Life Canada coinsurance agreement or the amount required for Primerica Life Canada to receive full credit for the purposes of its minimum continuing capital and surplus requirements (“MCCSR”), according to guidance provided by The Office of the Superintendent of Financial Institutions (Canada) (“OSFI”). OSFI is also a party to the trust agreement. An unaffiliated third-party trustee will administer the trust accounts solely for the benefit of Primerica Life Canada. The trust enables Primerica Life Canada to comply with the MCCSR under Canadian reinsurance requirements.

The remaining material terms of the Primerica Life Canada trust agreement are substantially similar to those of the 80% coinsurance trust agreement for Primerica Life discussed above.

Agreements with Citi Lenders

Our sales representatives in the United States ceased offering mortgage loan products of Citicorp Trust Bank, fsb (“CTB”) through Primerica Financial Services Home Mortgages, Inc. (“Primerica Mortgages”), our wholly owned mortgage broker, effective December 31, 2011. The Loan Brokerage Agreement dated March 10, 2010 and subsequently amended on November 19, 2010, among Primerica Mortgages, CTB, CitiMortgage, Inc. and Citibank, N.A., is being terminated effective April 5, 2012. In fiscal 2011, Citi paid us approximately $5.0 million pursuant to the loan program.

Intercompany Agreement

Indemnification. The intercompany agreement provides that we will indemnify Citi and its officers, directors, employees and agents against losses arising out of third-party claims (including litigation matters and other claims) based on, arising out of or resulting from:

•	any breach by us of the intercompany agreement or any other agreement with Citi;

•	the ownership or the operation of our assets or properties, and the operation or conduct of our business, prior to or following our IPO;

•	any other activities we engage in;

•	any guaranty, keepwell, net worth or financial condition maintenance agreement

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of or by Citi provided to any parties with respect to any of our actual or contingent obligations;

•	for any claim by our employees, former employees or sales representatives relating to the conversion of Citi equity-based awards; and

•	any communication by us to any of our employees with respect to certain employee benefits matters.

In addition, we agreed to indemnify Citi and its officers, directors, employees and agents against losses, including liabilities under the Securities Act, relating to misstatements in or omissions from the registration statement relating to our IPO and any other registration statement that we file under the Securities Act, other than misstatements or omissions made in reliance on information relating to and furnished by Citi for use in the preparation of that registration statement, against which Citi will agree to indemnify us.

However, we will not be required to indemnify any such persons with respect to any action brought by Warburg Pincus against Citi for indemnification under the Securities Purchase Agreement.

Citi also agreed to indemnify us and our officers, directors, employees and agents against losses arising out of third-party claims (including, but not limited to, litigation matters and other claims) based on, arising out of or resulting from:

•	any breach by Citi of the intercompany agreement or any other agreement with us;

•	the ownership or the operation of Citi’s assets or properties, including the assets and liabilities transferred to Citi and the operation or conduct of Citi’s business, in each case excluding us;

•	any other activities Citi engages in, excluding our activities;

•	use of certain software prior to the date on which Citi ceased to own shares of the Company’s common stock representing 50% or more of our outstanding voting securities; and

•

claims related to our adherence to certain Citi employment policies prior to the date on which Citi ceased to own shares of the Company’s common stock representing 50% or more of our outstanding voting securities.

We and Citi have agreed that none of the foregoing indemnification provisions in the intercompany agreement will alter or mitigate any rights of our or Citi’s officers or directors to indemnification under our or Citi’s organizational documents or any other agreement.

Customer Lists. We have agreed with Citi that, following the completion of our IPO, Citi will not intentionally use any Prime Re customer list or database for purposes of marketing any products or services to those customers. We have agreed with Citi that, following the completion of our IPO, if we reasonably believe that Citi is using any of our customer lists or customer databases for marketing purposes and we notify Citi of such use, both parties will use good faith efforts to conduct an investigation and take corrective action, if appropriate.

Mutual Litigation and Settlement Cooperation. We and Citi have agreed to include each other in the settlement, and cooperate with each other in the defense, of threatened or filed third-party actions against either of us which involves the other party.

Dispute Resolution. The intercompany agreement contains provisions that govern, except as provided in any other intercompany agreement, the resolution of disputes, controversies or claims that may arise between us and Citi. The intercompany agreement generally provides that the parties will attempt in good faith to negotiate a resolution of disputes arising in connection with the intercompany agreement without resorting to arbitration. If these efforts are not successful, the dispute will be submitted to binding arbitration in accordance with the terms of the intercompany agreement, which will provide for the selection of a three-arbitrator panel and the conduct of the arbitration hearing, including limitations on the discovery rights of the parties. Except in certain very limited situations

Primerica 2012 Proxy Statement	61

such as procedural irregularities or absence of due process, arbitral awards are generally final and non-appealable, even if they contain mistakes of law.

Intellectual Property. Pursuant to the intercompany agreement, Citi assigned the software licenses, hardware and domain names relating exclusively to Primerica to us, subject to third-party consent rights. Citi also licensed to us certain Citi proprietary software that we use in our business. We may license certain of our trademarks to Citi to the extent necessary for Citi to comply with existing third-party arrangements and meet other business requirements.

Real Property

Since September 1, 2009, we have sublet from Citi approximately 31,700 square feet of office space in Long Island City, New York, under a five-year sublease that is due to expire on August 31, 2014. In 2011, we paid Citi approximately $891,000 related to this real estate arrangement.

NBL entered into an occupancy services agreement with Citibank, N.A. on April 7, 2010, governing the provision and receipt of certain services associated with NBL’s 2009 sublet. In contemplation of NBLIC’s divestiture from Citi, the occupancy services agreement provided that, despite the divestiture, Citi will continue to provide such services as contemplated by the 2009 sublet. While the original occupancy services agreement provided for the provision and receipt of mail and security services, the scope of services was expanded by amendment on October 7, 2011 to include voice and conferencing services, as well as medical services as provided by Citi’s outside provider.

Transition Services Agreement

We entered into a transition services agreement with Citi related to the provision and receipt of certain corporate, administrative and other existing shared services effective as of the date of our IPO. In 2011, we paid Citi an aggregate of approximately $6.4 million pursuant to the transition services agreement. The transition services agreement was terminated in late 2011.

Each party agreed to indemnify the other for any losses arising from a third-party claim which results from: (i) such party’s material breach of the transition services agreement or (ii) the services provided by such party infringing a third party’s intellectual property. Subject to certain exceptions, (a) Citi’s liability is capped at the fees payable by us during the first 12 months of the term of the transition services agreement and (b) our liability is capped at the greater of (1) the fees payable by Citi during the first 12 months of the transition services agreement and (2) $600,000.

Tax Separation Agreement

In connection with our IPO, we and Citi entered into a tax separation agreement that governs certain tax-related matters. Under the tax separation agreement, Citi generally will indemnify us against liability for any tax relating to a period prior to the closing of our IPO not attributable to our group, all consolidated and combined federal and state income taxes and certain Canadian taxes for periods prior to the closing of our IPO attributable to our group, and any taxes for periods prior to the closing of our IPO resulting from the certain tax elections made under Section 338 of the Code and the various related restructuring transactions implemented in connection with the separation transaction. We generally will indemnify Citi against any liability for all other taxes attributable to us. We have the right to be notified of and informed about tax matters for which we are financially responsible under the terms of the tax separation agreement. The tax separation agreement further provides for cooperation between Citi and us with respect to tax matters, the exchange of information and the retention of certain tax-related records.

Long-Term Services Agreement

We entered into a long-term services agreement with Citi for the provision of services to certain Citi businesses in Ireland, the United Kingdom and Spain, which took

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effect upon the completion of our IPO. We provide such Citi businesses with analytical, information technology and data center services in connection with certain insurance policies administered by such businesses. In general, we charge such Citi businesses a monthly fee for such services, and such Citi businesses reimburse us for certain other costs incurred by us in connection with the provision of such services.

The Citi businesses will indemnify us for any loss arising from a third-party claim which results from their material breach of the agreement. We will indemnify the Citi businesses for any losses arising from a third- party claim which results from: (i) our material breach of the agreement or (ii) the services provided by us infringing a third party’s intellectual property. Subject to certain exceptions, each party’s liability for any claim during a contract year will be capped at the fees payable by the Citi businesses during such year.

In fiscal 2011, we received from Citi an aggregate of approximately $251,000 pursuant to the long-term services agreement, which was terminated in July 2011.

Other Arrangements with Citi

We provided printing, shipping and warehousing of printed materials to Citi-affiliated entities. Payments to us for such services were approximately $1.6 million for 2011. We paid banking fees for services, including cash management, automated clearing house, funds transfer and lockbox services, to Citibank of approximately $923,000 for 2011.

Transactions with Warburg Pincus

On February 8, 2010, we and Citi entered into the Securities Purchase Agreement with Warburg Pincus, pursuant to which it acquired from Citi in mid-April 2010:

•	16,412,440 shares of common stock; and

•	warrants that, if exercised, would permit Warburg Pincus to purchase from us 4,103,110 shares of the Company’s common stock at $18.00 per share.

As of December 31, 2011, Warburg Pincus owned approximately 25% of the Company’s then outstanding common stock. Warburg Pincus & Co. and Warburg Pincus LLC have agreed that, subject to certain exceptions, they and their controlled affiliates will not own more than 35% of the voting power of our outstanding voting securities or 45% of our economic equity interests. See “— Standstill.”

Registration Rights. We entered into a registration rights agreement with Warburg Pincus and Citi pursuant to which we granted to Warburg Pincus and Citi certain demand and piggyback registration rights with respect to the shares of the Company’s common stock owned by them. Because Citi has sold all of its shares of the Company’s common stock subject to the registration rights agreement, Citi no longer has any rights under the registration rights agreement except for customary indemnification. Warburg Pincus has so-called “piggyback” registration rights, which means that Warburg Pincus may include its shares of the Company’s common stock in any future registration of the Company’s common stock, whether or not that registration relates to a primary offering by us or a secondary offering by or on behalf of any of our stockholders (subject to certain cut-backs in priority for underwritten offerings upon the recommendation of the underwriters thereof). The registration rights agreement also provides that Warburg Pincus can require us to file registration statements with the SEC for the public resale of shares of the Company’s common stock owned by them, so-called “demand” registration rights. The inclusion of shares in any demand registration is subject to cut-backs in priority for underwritten offerings upon the recommendation of the underwriters thereof. Warburg Pincus does not have the right to require a demand registration, unless it proposes to sell at least 5% of the Company’s outstanding common stock in such offering, or such offering represents all of its remaining shares of the Company’s common stock that are subject to registration rights agreements. Warburg Pincus also had the right to require us to file a shelf registration statement to permit the public resale of shares of the Company’s common stock held by them from time to time.

Primerica 2012 Proxy Statement	63

These registration rights are transferable by Warburg Pincus. We have the right to sell up to 50% of the total number of shares to be included in any demand registration if our Board determines that we need to raise common equity capital in the public capital markets to either (i) make a capital contribution to one of our insurance subsidiaries as requested by the principal regulator for such insurance subsidiary or to maintain the financial strength rating of such insurance subsidiary, (ii) deleverage to address potential financial covenant defaults under any material debt agreement, or (iii) use the proceeds thereof to repay the $300.0 million note payable to Citi.

We have agreed to pay all costs and expenses in connection with each such registration, except underwriting fees, discounts and commissions applicable to the shares of the Company’s common stock to be sold by Warburg Pincus and except for any costs and expenses of any insurance regulatory filings resulting from such sale. The registration rights agreement contains customary terms and provisions with respect to, among other things, registration procedures, including with respect to cooperation of management, timing of filings of registration statements and amendments, notifications regarding necessary changes to registration statements, entering into underwriting agreements and securities exchange listings. The registration rights agreement also provides for customary indemnification by us of Warburg Pincus in connection with third-party claims that arise out of untrue statements of material fact contained in any registration statement, or prospectus filed pursuant to such agreement or omissions to state in such registration statement or prospectus a material fact required to be stated in such registration statement or prospectus or necessary to make the statements in such registration statement or prospectus not misleading.

During fiscal 2011, we filed with the SEC a shelf registration statement that went effective in April 2011 and that included the shares of the Company’s common stock owned by Warburg Pincus. As a result, Warburg Pincus will be permitted to offer and sell its shares of the Company’s common stock pursuant to such registration statement.

Warrants. In conjunction with its sale of shares of the Company’s common stock to Warburg Pincus, Citi also sold to Warburg Pincus the warrants it received pursuant to our reorganization. The warrants are exercisable for an aggregate of 4,103,110 shares of the Company’s common stock or non-voting common stock to be issued by us, at an exercise price of $18.00 per share. The warrants are exercisable by the holder at any time, or from time to time, during the seven-year term. The warrants may be net share settled at the option of the warrant holder, which means that a warrant holder can elect to receive the number of shares of common stock or non-voting common stock equal to the number of shares into which the warrant is exercisable less the number of shares equal to the value of the aggregate exercise price therefor. The warrant holder is not entitled to receipt of dividends declared on the underlying common stock or non-voting common stock (but will be entitled to adjustments for extraordinary dividends), or to any voting or other rights that might accrue to holders of common stock or non-voting common stock.

For so long as Warburg Pincus or its affiliates hold the warrants, they will be exercisable either for shares of the Company’s common stock or an equivalent number of shares of our non-voting common stock. Pursuant to the Securities Purchase Agreement, if any exercise of the warrants would cause Warburg Pincus & Co. and Warburg Pincus LLC and their controlled affiliates to own more than 35% of the voting power of our outstanding voting securities, the warrants would then only be exercisable for shares of the Company’s common stock up to such 35% threshold, and in lieu of any incremental shares of the Company’s common stock that would otherwise be issued upon such exercise, Warburg Pincus would be entitled to receive shares of our non-voting common stock. Any shares of our non-voting common stock issued to Warburg Pincus will be convertible into shares of the Company’s common stock by Warburg Pincus on a one-for-one basis, subject to such 35% voting ownership restriction.

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In addition to customary adjustments for stock dividends, subdivisions, combinations, reclassifications, noncash distributions, and business combinations, the holders of the warrants will be entitled to anti-dilution adjustments for below-market issuances and above-market repurchases of the Company’s common stock based on a weighted-average adjustment formula. If we issue or sell any shares of the Company’s common stock, other than in certain excluded transactions, for less than the average market price of the Company’s common stock over the ten trading day period prior to the date on which we announce such issuance or sale, then the number of shares of the Company’s common stock or non-voting common stock for which a warrant is exercisable and the exercise price thereof will be adjusted. Similarly, if we repurchase any shares of the Company’s common stock for cash for greater than the average market price of the Company’s common stock over the ten trading day period prior to the date on which we announce the pricing for such repurchase, then the number of shares of the Company’s common stock or non-voting common stock for which a warrant is exercisable and the exercise price thereof will be adjusted.

Standstill. Pursuant to the Securities Purchase Agreement, Warburg Pincus & Co. and Warburg Pincus LLC have agreed that they and their controlled affiliates will not hold, directly or indirectly, common stock or other voting equity securities that would entitle them, collectively, to vote more than 35% of the voting power represented by all of the Company’s outstanding common stock and our other voting equity securities. In addition, pursuant to the Securities Purchase Agreement, Warburg Pincus & Co. and Warburg Pincus LLC have agreed that they and their controlled affiliates will not own more than 45% of the sum of the following (which we refer to as “economic equity interests”):

•

the aggregate number of the Company’s outstanding shares of capital stock, including the Company’s common stock, non-voting common stock, preferred stock and any of the Company’s other equity securities entitling the holder to receive profits and losses or distributions upon liquidation (for purposes of this calculation, to the extent any shares of our preferred stock or other equity interests have rights with respect to profits and losses and/or distributions upon liquidation that are disproportionate to the Company’s common stock, the number of such preferred shares or other equity interests included in the calculation shall equal the number of shares of the Company’s common stock or non-voting common stock, as applicable, as such shares of the Company’s preferred stock or other equity interests may then be converted or exchanged, and if such shares of the Company’s preferred stock or other equity interests are not then convertible or exchangeable for the Company’s common stock or non-voting common stock, the number of such preferred shares or other equity interests included in the calculation shall be weighted to account for any such disproportionate economic rights as reasonably determined by the disinterested members of our Board);

•

the maximum number of equity interests that may be issued as of the relevant time of determination, upon exercise, conversion or exchange of any outstanding options, warrants or other rights to purchase or acquire, directly or indirectly, any equity interests; and

•

any granted or vested RSUs, restricted stock, SARs, phantom unit or stock or other award that has rights with respect to profits and losses and/or distributions upon liquidation based in whole or in part on the price of the Company’s common stock.

Warburg Pincus & Co., Warburg Pincus LLC and their controlled affiliates would be entitled to hold in excess of the 35% and 45% limitations described above to the extent that the percentage of outstanding voting securities or economic equity interests, respectively, held by them increases due to any decrease in the number of our outstanding shares of common stock as a result of actions taken by us, such as share repurchases and buybacks, net of the

Primerica 2012 Proxy Statement	65

effect of any future issuance of common shares by us (other than future issuances that do not affect the stockholders’ relative percentage equity ownership in us, such as a stock split).

Right to Exchange. Warburg Pincus will have the right to exchange any shares of non-voting common stock that it receives upon exercise of the warrants issued pursuant to the Securities Purchase Agreement on a one-for-one basis for shares of the Company’s common stock, and to exchange any shares of common stock owned by it for shares of the Company’s non-voting common stock on a one-for-one basis. Pursuant to the Securities Purchase Agreement, Warburg Pincus & Co. and Warburg Pincus LLC will not be permitted to exchange non-voting common stock for voting common stock if the exchange would result in their and their controlled affiliates’ ownership of more than 35% of the voting power of our outstanding voting securities in violation of the 35% limitation described above.

Board Rights. We have agreed with Warburg Pincus that, unless it consents otherwise and subject to the terms of our certificate of incorporation, our Board will be comprised of no more than nine members, of whom not more than one will be nominated by Citi and not more than two will be our officers or employees. Warburg Pincus is entitled to nominate two directors to serve on our board. (Messrs. Martin and Zilberman currently serve as Warburg Pincus’s two nominees). However, once its Investor Ownership Percentage (as defined below) is less than 15%, but greater than 7.5%, Warburg Pincus will only be entitled to nominate one director to serve on our Board. In addition, for so long as its Investor Ownership Percentage is at least 7.5% and subject to applicable law and the rules and regulations of the NYSE (including independence requirements), each committee of our board of directors must include at least one of Warburg Pincus’s nominees. Investor Ownership Percentage is calculated by dividing: (i) the number of shares of the Company’s common stock beneficially owned by Warburg Pincus and its affiliates in the aggregate (assuming exercise or conversion of all securities held by Warburg Pincus and its affiliates that are exercisable for or convertible into shares of the Company’s common stock, regardless of whether such conversion or exercise would be permitted at such time); by (ii) the number of shares of the Company’s common stock outstanding at such time (assuming exercise or conversion of all securities that are exercisable for or convertible into the Company’s common stock, regardless of whether such conversion or exercise would be permitted at such time). However, any shares of the Company’s common stock (or securities exercisable for or convertible into the Company’s common stock), RSUs, restricted stock, SARs, phantom unit or stock or other award based in whole or in part on the price of the Company’s common stock issued or granted after the closing date of the private sale to any person other than Warburg Pincus and its affiliates are to be excluded for purposes of such calculation.

For so long as Warburg Pincus has rights to nominate one or more directors to our Board, we have agreed to nominate Warburg Pincus’s designees as our nominees .

Observer and Informational Rights. If its Investor Ownership Percentage is less than 7.5% but greater than 5%, Warburg Pincus will be entitled to have a non-voting observer attend meetings of our Board of Directors and receive information about us, subject to our Board’s compliance with fiduciary duties and confidentiality obligations. We have also agreed with Warburg Pincus that for so long as its Investor Ownership Percentage is greater than 5%, it will be entitled to receive from us financial and operating data that we otherwise prepare for our Board, and to obtain additional information with respect thereto within 30 days after each quarter. In addition, for so long as its Investor Ownership Percentage is greater than 5%, we will provide Warburg Pincus with:

•	SEC reports and notices to stockholders;

•	the right to inspect our books and records;

•	copies of our budget and financial projections; and

•	the opportunity to meet with our management to discuss our budget projections.

Consent Rights. For so long as its Governance Ownership Percentage (as defined below) is at

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least 10%, and its Investor Ownership Percentage is at least 20%, the prior written consent of Warburg Pincus will be required for:

•

any consolidation or merger of us or any of our subsidiaries with any person (other than any of our subsidiaries), other than to acquire 100% of the equity ownership of another entity or to dispose of 100% of the equity ownership of one of our subsidiaries, in each case, involving consideration not to exceed $50 million;

•

any sale, lease, exchange or other disposition or any acquisition or investment by us or any series of related dispositions, acquisitions or investments, involving consideration in excess of $50 million (other than transactions between us and our subsidiaries);

•	any change in our authorized capital stock or creation of any class or series of our capital stock;

•

the issuance or sale by us or one of our subsidiaries of any equity securities or equity derivative securities, or the adoption of any equity incentive plan (other than a plan adopted in the ordinary course of business), except:

—	the issuance of shares by one of our subsidiaries to us or another of our subsidiaries;

—	pursuant to a director, employee and sales representative stock incentive award granted in the ordinary course of business;

—	in connection with consolidations, mergers, acquisitions, investments or dispositions for which Warburg Pincus’s consent is not required as contemplated above; or

—	if our Board determines that we need to raise common equity capital for certain specified purposes so long as Warburg Pincus has the right to participate in the equity sale;

•	our dissolution;

•	the amendment of various provisions of our certificate of incorporation and bylaws;

•	the declaration or payment of dividends on any class of the Company’s capital stock, except for pro rata dividends on shares of common stock or mandatory dividends on shares of preferred stock;

•	any change in the number of directors on our Board; and

•

transactions with our affiliates, other than Warburg Pincus and its affiliates, involving consideration in excess of $5 million, other than transactions on terms substantially the same as or more favorable to us than those that would be available from an unaffiliated third party and other than transactions between or among any of our subsidiaries.

Governance Ownership Percentage is calculated by dividing (i) the number of shares of the Company’s common stock beneficially owned by Warburg Pincus and its affiliates in the aggregate (assuming exercise or conversion of all securities held by Warburg Pincus and its affiliates that are exercisable for or convertible into shares of common stock, regardless of whether such conversion or exercise would be permitted at such time); by (ii) the number of shares of the Company’s common stock outstanding at such time (assuming exercise or conversion of all securities that are exercisable for or convertible into the Company’s common stock, regardless of whether such conversion or exercise would be permitted at such time). However, for purposes of calculating Governance Ownership Percentage, any shares of the Company’s common stock (or securities exercisable for or convertible into the Company’s common stock), RSUs, restricted stock, SARs, phantom unit or stock or other award based in whole or in part on the price of the Company’s common stock granted or awarded pursuant to any of our or our subsidiaries’ equity incentive plans are to be excluded.

Preemptive-Type Rights. For so long as its Investor Ownership Percentage is at least 20%, we have agreed to grant preemptive-type rights to Warburg Pincus to acquire from us equity securities proposed to be issued by us in any public offering or private placement, subject to

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certain excluded issuances that do not trigger its preemptive-type rights, at the same price as the equity is being sold to third parties, net of any underwriting fees and discounts, in order for Warburg Pincus to maintain its relative percentage equity in us.

Anti-Takeover Considerations. We have agreed not to adopt a stockholder rights plan that would limit the ability of Warburg Pincus (or any permitted transferee of Warburg Pincus that receives at least 10% of our outstanding common stock) to acquire additional shares of the Company’s common stock other than the limits described above in “— Standstill.” We have also agreed to take all action necessary so that the limitations on business combinations prescribed by Section 203 of the Delaware General Corporation Law are not applicable to Warburg Pincus and any permitted transferee of Warburg Pincus that receives at least 10% of our outstanding common stock.

Indemnification. We have indemnified Warburg Pincus against losses it incurs arising out of or resulting from breaches of our agreements and covenants in the Securities Purchase Agreement that are performed after the closing of the transactions contemplated by the Securities Purchase Agreement. We did not make representations or warranties to Warburg Pincus in the Securities Purchase Agreement, nor did we agree to indemnify Warburg Pincus for any breach of the representations and warranties made by Citi in the Securities Purchase Agreement. Warburg Pincus has indemnified Citi and us against losses that Citi or we incur arising out of or resulting from inaccuracies in or breaches of its representations, warranties, agreements and covenants in the Securities Purchase Agreement.

The intercompany agreement between us and Citi provides that we will indemnify Citi and its officers, directors, employees and agents against losses arising out of third-party claims described in the section entitled “—Transactions with Citigroup — Intercompany Agreement — Indemnification.” However, we are not required to indemnify any such persons with respect to any action brought by Warburg Pincus against Citi for indemnification under the Securities Purchase Agreement.

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STOCKHOLDER INFORMATION

Other Business for Presentation at the 2012 Annual Meeting

The Board and management do not currently intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of Annual Meeting of Stockholders, nor are they aware of any business which other persons intend to present at the Annual Meeting.

Should any other matter or business requiring a vote of stockholders arise, the Proxy Committee intends to exercise the authority conferred by the proxy and vote the shares represented thereby in respect of any such other matter or business in accordance with its best judgment in the interest of the Company.

Other Information

Consolidated financial statements for Primerica, Inc. are included in the 2011 Form 10-K, a copy of which may be obtained at the public reference room maintained by the SEC at Room 1580, 100 F Street N.E., Washington, D.C. 20549, and the NYSE. A copy of the Form 10-K (excluding exhibits) will be furnished, without charge, by writing to the Corporate Secretary, Primerica, Inc., 3120 Breckinridge Boulevard, Duluth, Georgia 30099. The 2011 Form 10-K is also available on the Company’s investor relations website at www.investors.primerica.com.

Stockholder Proposals for Inclusion in the 2013 Proxy Statement

The Company encourages stockholders to contact the Corporate Secretary prior to submitting a stockholder proposal or any time they have concerns about the Company. At the direction of the Board, the Corporate Secretary acts as the corporate governance liaison to stockholders.

If any stockholder intends to present a proposal for inclusion in the Company’s proxy materials for the 2013 Annual Meeting of Stockholders, such proposal must be received by the Company not later than the close of business at 5:00 p.m. local time on November 30, 2012, for inclusion, pursuant to Rule 14a-8 under the Exchange Act, in the Company’s proxy statement for such meeting. Such proposal also will need to comply with SEC regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. In order to allow the Company to identify the proposal as being subject to Rule 14a-8 under the Exchange Act and to respond in a timely manner, stockholder proposals are required to be submitted to the Corporate Secretary as follows:

Corporate Secretary

Primerica, Inc.

3120 Breckinridge Boulevard

Duluth, Georgia 30099

Fax: 770-564-6600

Procedures for Business Matters and Director Nominations for Consideration at the 2013 Annual Meeting of Stockholders

The Company’s Amended and Restated Bylaws (the “Bylaws”) provide a formal procedure for bringing business before an Annual Meeting of Stockholders. A stockholder proposing to present a matter or nominate a director for consideration at the 2013 Annual Meeting of Stockholders is required to deliver a written notice to the Corporate Secretary of the Company, no earlier than the close of business at 5:00 p.m. local time on November 30, 2012, and not later than the close of business at 5:00 p.m. local time on December 30, 2012. In the event that the date of the 2013 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the anniversary date of the 2012 Annual Meeting of Stockholders, the notice must be delivered to the Corporate Secretary of the Company not earlier than the 120th day prior to such Annual Meeting of Stockholders and not later than the later of the 90th day prior to such Annual Meeting of Stockholders or, if the first public announcement of the date of such annual

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meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company.

Notice Requirements for Non-Business Matters

The Bylaws contain advance notice procedures with regard to stockholder proposals not related to business matters. A stockholder’s notice to the Company’s Corporate Secretary must be in proper written form and must set forth, as to each matter that the stockholder proposes to bring before the Annual Meeting of Stockholders, a description of the business desired to be brought before the Annual Meeting and the reasons for conducting that business at the Annual Meeting; the name and record address of that stockholder and of the beneficial owner, if any; the class and series and number of shares of each class and series of the Company’s capital stock that are owned beneficially or of record by that stockholder or by the beneficial owner, if any; a description of all arrangements, agreements or understandings between that stockholder or any beneficial owner and any other person in connection with the proposal of that business and any material interest of that stockholder in that business; information as to derivatives, swaps, options, short positions, stock borrowing or lending and transactions or arrangements that increase or decrease voting power or pecuniary interest; a representation that the stockholder is a holder of record of our stock entitled to vote at that meeting and that the stockholder intends to appear in person or by proxy at the Annual Meeting to bring that business before the meeting; and any other information relating to the stockholder or beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitations of proxies for the proposed business to be brought by such stockholder pursuant to the Exchange Act. The stockholder providing the notice is required to update and supplement such notice as of the record date of the Annual Meeting. If the notice does not contain all of the information specified in Section 5 of Article II of the Bylaws, then the proposed business will not be transacted at the Annual Meeting. Such Bylaw provisions are not intended to affect any rights of stockholders to request inclusion of proposals in the Company’s Proxy Statement pursuant to Rule 14a-8 under the Exchange Act.

Pursuant to Rule 14a-4 under the Exchange Act, if a stockholder notifies the Company after February 16, 2013, of an intent to present a proposal at the Company’s 2013 Annual Meeting of Stockholders (and for any reason the proposal is voted upon at that annual meeting), the Proxy Committee will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in its proxy materials.

The foregoing notice requirements will be deemed satisfied by a stockholder if the stockholder has notified the Company of his intention to present a proposal at an Annual Meeting of Stockholders in compliance with Rule 14a-8 (or any successor thereof) under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for such annual meeting. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company.

Notice Requirements for Nomination of Directors

The Nominating Committee will consider stockholder recommendations for directors. Stockholder recommendations must be forwarded by the stockholder to the Corporate Secretary of the Company with biographical data about the recommended individual.

The Bylaws provide the formal procedure for nominations by stockholders of director candidates. A stockholder intending to make such a nomination is required to deliver, to the Corporate Secretary of the Company, a notice that contains all of the information specified in Article II, Section 5 of the Bylaws, including the

70	Freedom Lives Here™

name and record address of that stockholder and of the beneficial owner, if any; the class and series and number of shares of each class and series of the Company’s capital stock that are owned beneficially or of record by that stockholder or by the beneficial owner, if any; a description of all arrangements, agreements or understandings between that stockholder or any beneficial owner and any other person in connection with the nomination and any material interest of that stockholder in the nomination; information as to derivatives, swaps, options, short positions, stock borrowing or lending and transactions or arrangements that increase or decrease voting power or pecuniary interest; a representation that the stockholder is a holder of record of our stock entitled to vote at the Annual Meeting and that the stockholder intends to appear in person or by proxy at the Annual Meeting to bring that nomination before the Annual Meeting; and any other information relating to the stockholder or beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitations of proxies for the election of directions pursuant to Section 14 of the Exchange Act.

As to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors, the notice must set forth the name, age, business and residence addresses, and the principal occupation and employment of the person, the class and securities and number of shares of each class and series of the Company’s capital stock which are owned beneficially or of record by the person, information as to derivatives, swaps, options, short positions, stock borrowing or lending and transactions or arrangements that increase or decrease voting power or pecuniary interest and any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships between or among such stockholder and beneficial owner, if any, and each proposed nominee.

If the notice does not contain all of the information specified in Article II, Section 5 of the Bylaws, the proposed business will not be transacted at the annual meeting. Such Bylaw provisions are not intended to affect any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

By Order of the Board

Peter W. Schneider

Corporate Secretary

Duluth, Georgia

March 30, 2012

Primerica 2012 Proxy Statement	71

Location for the 2012 Annual Meeting of Stockholders

PRIMERICA, INC.

Wednesday, May 16, 2012 at 10:00 a.m., local time

Primerica TV Studio

3100 Breckinridge Boulevard

Suite 300

Duluth, Georgia 30099

From downtown Atlanta:

•	Take I-85 North to Pleasant Hill Road — Exit 104

•	Turn right onto Pleasant Hill Road

•	At the first stoplight, turn left onto Breckinridge Boulevard

•	Go approximately 2 miles; to the entrance following the first Primerica sign on the right (at the stoplight) and turn right into the 3100 Breckinridge Boulevard campus

•	Take the first left, and follow the signs to Suite 300

Please note that attendance at the meeting will be limited to stockholders of Primerica, Inc. as of the record date (or their authorized representatives).

PRIMERICA, INC. 3120 BRECKINRIDGE BLVD. DULUTH, GA 30099

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 15, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 15, 2012. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M41630-P20785               KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PRIMERICA, INC. The Board of Directors recommends you vote FOR Proposals 1 and 2:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	Election of Directors	☐	☐	☐
Nominees:
01) D. Richard Williams
02) Barbara A. Yastine
03) Daniel A. Zilberman
						For	Against	Abstain
2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2012.					☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR proposals 1 and 2. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Annual Meeting of Stockholders

Admission Ticket

(Not Transferable)

May 16, 2012

10:00 a.m.

Primerica TV Studio, 3100 Breckinridge Boulevard, Suite 300, Duluth, GA 30099

Please detach this admission ticket and bring it with you, along with photo identification, in order to gain admittance to the meeting. This ticket admits only the stockholder listed on the reverse side and is not transferable.

The doors will open at 9:30 a.m.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M41631-P20785

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

PRIMERICA, INC.

The undersigned hereby appoints John A. Addison, Jr., Peter W. Schneider and D. Richard Williams, and each of them, with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of PRIMERICA, INC. common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m., local time, May 16, 2012 at the Company’s TV Studio or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1 AND FOR PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Address change/comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
(Continued and to be marked, dated and signed, on the other side)